                                                                  EXHIBIT 10.1







                            STOCK PURCHASE AGREEMENT,

                         DATED AS OF DECEMBER 29, 2000,

                                      AMONG

                       AFFILIATED COMPUTER SERVICES, INC.,

                         ACS ENTERPRISE SOLUTIONS, INC.,

                            TYLER TECHNOLOGIES, INC.,

                                       AND

                         BUSINESS RESOURCES CORPORATION

                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS.............................................................................................1

ARTICLE II CLOSING................................................................................................9
         2.1      Closing.........................................................................................9
         2.2      Proceedings at Closing..........................................................................9

ARTICLE III CONSIDERATION.........................................................................................9
         3.1      Amount and Form of Consideration................................................................9
         3.2      Payment of Consideration........................................................................9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................10
         4.1      Organization; Power and Authority..............................................................10
         4.2      Authorizations; Execution and Validity.........................................................10
         4.3      Capitalization.................................................................................10
         4.4      Financial Statements...........................................................................11
         4.5      Consents.......................................................................................11
         4.6      No Defaults or Conflicts.......................................................................11
         4.7      Owned Real Property............................................................................12
         4.8      Leased Real Property...........................................................................12
         4.9      Condition and Sufficiency of Assets............................................................12
         4.10     Insurance......................................................................................13
         4.11     Contracts......................................................................................13
         4.12     Suppliers......................................................................................15
         4.13     Litigation; Orders.............................................................................15
         4.14     Environmental Laws.............................................................................15
         4.15     Patents, Trademarks and Similar Rights.........................................................16
         4.16     Employees......................................................................................20
         4.17     Employee Benefit Matters.......................................................................21
         4.18     Taxes..........................................................................................24
         4.19     Title to Shares................................................................................26
         4.20     Fees...........................................................................................26
         4.21     Absence of Certain Changes or Events...........................................................26
         4.22     Permits........................................................................................28
         4.23     Accounts Receivable............................................................................28
         4.24     Compliance with Laws...........................................................................29
         4.25     Transactions with Related Parties..............................................................29
         4.26     Undisclosed Liabilities........................................................................29
         4.27     Indebtedness...................................................................................29
         4.28     Agents.........................................................................................30
         4.29     Commission Sales Contracts.....................................................................30
         4.30     Customers......................................................................................30



         4.31     Subsidiaries...................................................................................30
         4.32     Books and Records..............................................................................30
         4.33     Information Furnished..........................................................................30
         4.34     Oates Employment and Non-Competition Agreement.................................................31
         4.35     Directors and Officers.........................................................................31

ARTICLE V REPRESENTATIONS AND WARRANTIES OF ACS AND BUYER........................................................31
         5.1      Organization and Good Standing.................................................................32
         5.2      Authorization of Agreement.....................................................................32
         5.3      Conflicts, Consents of Third Parties...........................................................32
         5.4      Brokers........................................................................................32

ARTICLE VI COVENANTS OF BRC AND SELLER...........................................................................32
         6.1      Further Actions................................................................................32
         6.2      Use of Proceeds................................................................................33
         6.3      Notices to Obligors............................................................................33
         6.4      Bank Accounts..................................................................................33
         6.5      Payroll and Employee Expenses; Other Pre-Closing Expenses......................................33
         6.6      Segregation of Database........................................................................33
         6.7      Payoff of ACS Promissory Notes.................................................................34
         6.8      Payoff of Vehicle Leases.......................................................................34
         6.9      Amended and Restated Non-Disturbance Agreement.................................................34

ARTICLE VII COVENANTS OF ACS AND BUYER...........................................................................34
         7.1      Further Actions................................................................................34
         7.2      Release of Guarantees..........................................................................34
         7.3      Employment.....................................................................................34
         7.4      Treatment of Employees under Buyer's Benefit Plans.............................................34
         7.5      Limitations....................................................................................37
         7.6      Ordinary Course................................................................................37

ARTICLE VIII DELIVERIES AT CLOSING...............................................................................37
         8.1      Deliveries by Seller to Buyer..................................................................37
         8.2      Deliveries by Buyer to Seller..................................................................39

ARTICLE IX INDEMNIFICATION.......................................................................................40
         9.1      Seller Indemnification.........................................................................40
         9.2      Buyer Indemnification..........................................................................40
         9.3      Indemnification Procedures.....................................................................41
         9.4      Limits on Indemnification......................................................................41
         9.5      Bexar County Agreement.........................................................................43

ARTICLE X TAXES..................................................................................................43
         10.1     Tax Returns and Payments.......................................................................43

         10.2     Refunds........................................................................................45
         10.3     Cooperation....................................................................................45
         10.4     Buyer's Taxes..................................................................................45
         10.5     Miscellaneous..................................................................................46
         10.6     Section 338(h)(10) Election....................................................................46
         10.7     Sales and Use Taxes; Property Taxes............................................................46
         10.8     Tax Audits.....................................................................................46

ARTICLE XI GENERAL...............................................................................................47
         11.1     Amendments.....................................................................................47
         11.2     Waivers........................................................................................47
         11.3     Notices........................................................................................47
         11.4     Successors and Assigns; Parties in Interest....................................................48
         11.5     Severability...................................................................................49
         11.6     Entire Agreement...............................................................................49
         11.7     Governing Law..................................................................................49
         11.8     Remedies.......................................................................................49
         11.9     Disputes.......................................................................................49
         11.10    Expenses.......................................................................................51
         11.11    Release of Information; Confidentiality........................................................51
         11.12    Certain Acknowledgements.......................................................................51
         11.13    Certain Construction Rules.....................................................................51
         11.14    Counterparts...................................................................................52
         11.15    Survival.......................................................................................52

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                     DESCRIPTION
-------                    ------------
Exhibit A                  Form of Amended and Restated Non-Disturbance
                           Agreement
Exhibit B                  Form of Transition Services Agreement
Exhibit C                  Form of Sublease Agreement
Exhibit D                  Form of Non-Competition Agreement
Exhibit E                  Form of Second Amendment to Employment and
                           Non-Competition Agreement, dated as of October 8,
                           1997 among Tyler Corporation, a Delaware corporation,
                           BRC and William D. Oates, as amended
Exhibit F                  Form of Opinion of H. Lynn Moore, Jr., General
                           Counsel for Seller and the Company
Exhibit G                  Form of Releases from Seller's Senior Secured Lenders
                           to Seller


                          INDEX OF SCHEDULE REFERENCES:

Schedule                                                                                                     Page Number
--------                                                                                                     -----------

Schedule 1.1......................................................................................................6
Schedule 1.2......................................................................................................8
Schedule 4.3.....................................................................................................11
Schedule 4.4.....................................................................................................11
Schedule 4.5.....................................................................................................11
Schedule 4.8.....................................................................................................12
Schedule 4.9(b)..................................................................................................12
Schedule 4.10....................................................................................................13
Schedule 4.11(a).................................................................................................13
Schedule 4.12....................................................................................................15
Schedule 4.13....................................................................................................15
Schedule 4.15....................................................................................................16
Schedule 4.15(a).................................................................................................16
Schedule 4.15(b).................................................................................................16
Schedule 4.15(d).................................................................................................17
Schedule 4.15(h).................................................................................................17


Schedule 4.15(j).................................................................................................18
Schedule 4.15(k).................................................................................................18
Schedule 4.16(a).................................................................................................20
Schedule 4.17(a).................................................................................................21
Schedule 4.17(b).................................................................................................21
Schedule 4.17(c).................................................................................................22
Schedule 4.17(d).................................................................................................22
Schedule 4.17(e).................................................................................................22
Schedule 4.17(g).................................................................................................23
Schedule 4.17(h).................................................................................................23
Schedule 4.17(j).................................................................................................23
Schedule 4.18....................................................................................................24
Schedule 4.21....................................................................................................26
Schedule 4.22....................................................................................................28
Schedule 4.23....................................................................................................28
Schedule 4.25....................................................................................................29
Schedule 4.27....................................................................................................29
Schedule 4.28....................................................................................................30
Schedule 4.30....................................................................................................30
Schedule 4.31....................................................................................................30
Schedule 4.35....................................................................................................31
Schedule 4.37....................................................................................................31
Schedule 6.2.....................................................................................................33
Schedule 6.5.....................................................................................................33
Schedule 7.2.....................................................................................................34
Schedule 7.3.....................................................................................................34

                            STOCK PURCHASE AGREEMENT



                  THIS STOCK PURCHASE AGREEMENT, dated as of December 29, 2000 (this "Agreement"), is entered into by and among ACS Enterprise Solutions, Inc., a Delaware corporation ("Buyer"), Affiliated Computer Services, Inc., a Delaware corporation ("ACS"), Tyler Technologies, Inc., a Delaware corporation ("Seller") and Business Resources Corporation, a Texas corporation ("BRC").

                  WHEREAS, Seller is the owner of all of the outstanding shares of capital stock (the "Shares") of BRC;

                  WHEREAS, BRC is the owner of all of the outstanding shares of capital stock of Government Records Services, Inc. ("GRS"), Title Records Corporation ("TRC"), RTS Holdings, Inc. and PRETS Holdings, Inc.;

                  WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, on the terms and subject to the conditions set forth in this Agreement, all of the Shares; and

                  WHEREAS, pursuant to Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, the parties will elect to treat the sale of the Shares to Buyer as a sale of assets for tax purposes and as a sale of stock for all other purposes.

                  NOW, THEREFORE, in consideration of the mutual agreements, representations and warranties contained herein, and subject to the conditions contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  As used in this Agreement:


                  "Affiliate" means, as to any Person, (a) any subsidiary of such Person and (b) any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and includes, in the case of a Person other than an individual, each officer or director or general partner or member of such Person, and each Person who is the beneficial owner of 10% or more of such Person's outstanding stock having ordinary voting power of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" has the meaning specified in the preamble hereof.

                  "Basket Amount" has the meaning specified in Section 9.4(a).

                  "Basket Exclusions" has the meaning specified in Section
9.4(a).

                  "Benefit Plans" has the meaning specified in Section 4.17(a).

                  "Bexar County Contract" has the meaning specified in Section 9.5.

                  "BRC" has the meaning specified in the preamble hereof.

                  "Buyer" has the meaning specified in the preamble hereof.

                  "Buyer 401(k) Plan" has the meaning specified in Section
7.4(f)

                  "Buyer Confidentiality Agreement" means the Confidentiality Agreement, dated November 3, 2000, between Seller and Buyer.

                  "Buyer Plans" has the meaning specified in Section 7.4(b).

                  "Buyer Transaction Agreements" means this Agreement and the agreements, instruments, documents and certificates to be executed at the Closing by Buyer pursuant to Section 8.2 of this Agreement.

                  "Closing" has the meaning specified in Section 2.1.

                  "Closing Date" has the meaning specified in Section 2.1.

                  "COBRA" has the meaning specified in Section 7.4(e).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" means the common stock, par value $.01 per share, of BRC.

                  "Company" means BRC and the Subsidiaries, collectively.

                  "Company Pension Plan" has the meaning specified in Section 4.17(c).

                  "Company's Knowledge" means the actual knowledge, after due inquiry, of Seller.

                  "Confidentiality Contract" has the meaning specified in
Section 4.15(b).

                  "Continuing Employees" has the meaning specified in Section
7.3.

                  "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other legally binding arrangement or agreement, whether written or oral.

                  "Copyrights" shall mean all domestic and foreign copyright interests in any original work of authorship fixed in a tangible medium of expression, whether registered or unregistered, including but not limited to all copyright registrations or foreign equivalent, all applications for registration or foreign equivalent, all moral rights, all common-law rights, and all rights to register and obtain renewals and extensions of copyright registrations, together with all other copyright interests accruing by reason of international copyright convention, and the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefor.

                  "Data Updating Agreement" means the Data Updating Agreement, dated as of the date hereof, among NationsData.com, Inc., Government Records Services, Inc. and Title Records Corporation.

                  "Employees" means employees of the Company, including any person on disability or leave of absence.

                  "Environmental Claims" means any written complaint, summons, citation, notice, directive, order or claim, or any litigation, investigation, judicial or administrative proceeding or judgment, from or by any governmental agency, department, bureau, office or other authority, or any third party asserting or finding violations of Environmental Laws or Releases of Hazardous Materials from (i) any assets, properties or businesses of the Company or any corporate predecessor in interest for which the Company would be liable; (ii) adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Materials generated by the Company or any corporate predecessor in interest for which the Company would be liable.

                  "Environmental Law" means any Law concerning Releases into any part of the indoor or outdoor environment, or activities that might result in damage to the indoor or outdoor environment, or any law that is concerned in whole or in part with the indoor or outdoor environment or with protecting or improving the quality of the indoor or outdoor environment, natural resources, or wildlife or protecting public and employee health and safety and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conversation and Recovery Act (42 U. S. C. Section 6901 et seq.), the Clean Water Act (33 U.
S. C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous federal, national, state or local statutes, ordinances and regulations imposing liability or establishing standards of conduct for the protection of the environment.

                  "Environmental Permit" means any Permit, approval, variance or permission required or waiver or exemption granted under any applicable Environmental Law and all supporting documents associated therewith.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" has the meaning specified in Section
4.17(a).

                  "Excluded Employees" means the individuals listed on Schedule 7.3.

                  "Excluded Representations" has the meaning specified in
Section 9.4(a).

                  "Final Allocation" has the meaning specified in Section 10.6.

                  "Financial Statements" has the meaning specified in Section
4.4.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board.

                  "Governmental Authority" means any federal, state, local or foreign government or governmental regulatory body and any of their respective subdivisions, agencies, instrumentalities, authorities or tribunals.

                  "Guaranty Contracts" has the meaning specified in Section 7.2.

                  "Hazardous Materials" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a toxic or hazardous substance or material, extremely hazardous substance or chemical, hazardous material, hazardous waste, medical waste, biohazardous or infectious waste, or special waste, under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including but not limited to asbestos-containing materials) and manufactured products containing Hazardous Materials.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indemnified Party" has the meaning specified in Section
9.3(a).

                  "Indemnifying Party" has the meaning specified in Section 9.3(a).

                  "Independent Accountant" means KPMG LLP or such other independent accounting firm of international standing jointly selected by Buyer and Seller.

                  "Intellectual Property" shall mean and include (a) Patent Rights, (b) Trademark Rights, (c) Copyrights, (d) Know-how, (e) Trade Secrets and (f) Internet domain name registrations.

                  "Intellectual Property Licenses" has the meaning specified in
Section 4.15.

                  "Inventions" shall mean and include novel devices, processes, compositions of matter, methods, techniques, observations, discoveries, apparatuses, designs, expressions, theories and ideas, whether or not patentable.

                  "Know-How" shall mean scientific, engineering, mechanical, electrical, financial, marketing or practical knowledge or experience useful in the operation of the Company.

                  "Latest Balance Sheet" has the meaning specified in Section
4.4.

                  "Law" means any federal, state, local or foreign law, statute, rule, ordinance, code or regulation.

                  "Legal Proceeding" means any judicial, administrative or arbitral action, suit, proceeding (public or private), litigation, investigation, complaint, claim or governmental proceeding.

                  "Licensed Intellectual Property" has the meaning specified in
Section 4.15(g).

                  "Lien" means any lien, pledge, mortgage, deed of trust, security interest, attachment, right of first refusal, option, claim, easement, covenant, encroachment, title defect or any other encumbrance whatsoever.

                  "Losses" has the meaning specified in Section 9.1.

                  "Material Adverse Effect" means a material adverse effect (which shall be deemed to include, without limitation, any adverse effect aggregating $100,000 or more) on the business, operations, affairs, condition (financial or otherwise), results of operations, properties, assets or liabilities of the Company.

                  "Material Contract" has the meaning specified in Section 4.11(a).

                  "Material Suppliers" has the meaning specified in Section
4.12.

                  "Modified Allocation" has the meaning specified in Section
10.6.

                  "Notice" has the meaning specified in Section 11.9(a).

                  "Officers" has the meaning specified in Section 11.9(a).

                  "Official Action" shall mean any domestic or foreign decision, order, writ, injunction, decree, judgment, award or any determination, both as presently existing and effective or presently existing and as may become effective in the future, by any court, administrative body, or other tribunal.

                  "Order" means any order, judgment, injunction, ruling, writ, award or decree specifically identified by its terms as applicable to the Company.

                  "Owned Intellectual Property" has the meaning specified in
Section 4.15(d).

                  "Patent Rights" shall mean and include all domestic and foreign patents (including without limitation certificates of invention and other patent equivalents), provisional applications, patent applications and patents issuing therefrom as well as any division, continuation or continuation in part, reissue, extension, reexamination, certification, revival or renewal of any patent, all Inventions and subject matter related to such patents, in any and all forms, and the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefor.

                  "Pension Plan" has the meaning specified in Section 4.17(a).

                  "Permit" means any permit, license, certificate (including a certificate of occupancy) registration, authorization, application, filing, notice, qualification, waiver of any of the foregoing or approval of a Governmental Authority.

                  "Permitted Liens" means: (a) Liens for Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP, (b) workers', repairmen's, and similar Liens imposed by Law that have not been recorded and that have been incurred in the ordinary course of business consistent with past practices relating to obligations as to which there is no material default on the part of the Company and provided that such liens do not exceed $20,000 for any one lien and (c) Liens specified in
Schedule 1.1 to this Agreement that are to be released concurrently with or prior to the Closing.

                  "Person" means any natural person, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority, or other entity.

                  "Pre-Closing Taxes" has the meaning specified in Section 10.1(c)(i).

                  "Proposed Election" has the meaning specified in Section 10.6.

                  "Purchase Price" has the meaning specified in Section 3.1.

                  "Real Property Leases" has the meaning specified in Section 4.8(a).

                  "Related Party" means (i) any Affiliate of Seller, BRC or any of the Subsidiaries, or (ii) except for any non-natural equity holder of Seller, any grandparent, parent, brother, sister, child or spouse of any such Affiliate.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the Company including, without limitation, the movement of any Hazardous Material or other substance through or in the air, soil, surface water, groundwater or property, but excluding any release, emission or discharge authorized under any Environmental Permit or provision of Environmental Law.

                  "Schedule" means a disclosure schedule provided by Seller to Buyer pursuant to this Agreement.

                  "Seller" has the meaning specified in the preamble hereof.

                  "Seller's 401(k) Plan" has the meaning specified in 7.4(f).

                  "Seller Refunds" has the meaning specified in Section 10.2.

                  "Seller's Senior Secured Lenders" means, collectively, Bank of America, N.A. as agent under Seller's Credit Agreement, dated October 1, 1999, and itself, Chase Bank of Texas, N.A., Bank One Texas, N.A. and Texas Capital Bank.

                  "Seller Transaction Agreements" means this Agreement and the other agreements, instruments, documents and certificates to be executed at the Closing by Seller or BRC pursuant to Section 8.1 of this Agreement.

                  "Shares" has the meaning specified in the preamble hereof.

                  "Software" means (i) any and all computer software, including all source and object code, (ii) machine readable databases and compilations, including any and all data and collections of data, and (iii) all content contained on the respective Internet site(s).

                  "Statement" has the meaning specified in Section 10.1(d).

                  "Straddle Period" has the meaning specified in Section 10.1(c)(ii).

                  "Subsidiary" means each of Government Records Services, Inc., Title Records Corporation, RTS Holdings, Inc. and PRETS Holdings, Inc.

                  "Tax" or "Taxes" means all income, profits, franchise, gross receipts, capital, sales, use, withholding, value added, ad valorem, transfer, employment, social security, disability, occupation, asset, property, severance, documentary, stamp, excise and other taxes, duties and similar governmental charges or assessments imposed by or on behalf of any

Governmental Authority and any interest, fines, penalties or additions relating to any such tax, duty, charge or assessment.

                  "Tax Return" means any return, report, information statement, or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

                  "Technology Systems" means the electronic data processing, electronic information, electronic recordkeeping, electronic communications, electronic telecommunications, and computer systems, computer firmware, computer hardware (whether general or special purpose), Software and other similar or related items of automated, computerized, and/or Software system(s) that are used internally by BRC or the Subsidiaries in the conduct of their business and are owned by or licensed to BRC or the Subsidiaries or that BRC or the Subsidiaries otherwise possess a contractual right to use.

                  "338 Election" has the meaning specified in Section 10.6.

                  "Title Plants" means the title evidence plants described in
Schedule 1.2 hereto, and includes, without limitation, abstracts, maps, copies, extracts and documents as well as microfilm, computer disks, compilations of historical property ownership information, closed guaranty files and other information related to or covering real property located in Tarrant, Denton, Collin and Rockwall counties in the State of Texas.

                  "Trade Secrets" shall mean any formula, design, device or compilation, or other information which is used or held for use by a business, which gives the holder thereof an advantage or opportunity for advantage over competitors which do not have or use the same, and which is not generally known by the public. Trade Secrets can include, by way of example, formulas, market surveys, market research studies, information contained on drawings and other documents, and information relating to research, development or testing.

                  "Trademark Rights" shall mean and include all domestic and foreign trademarks, trade dress, service marks, trade names, icons, logos, slogans, and any other indicia of source or sponsorship of goods and services, designs and logotypes related to the above, in any and all forms, and all trademark registrations and applications for registration related to such trademarks (including, but not limited to intent to use applications), including the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefor, and all designs and logotypes related to such trademarks, in any and all forms, and all trademark registrations and applications for registration related to such trademarks.

                  "Welfare Plan" has the meaning specified in Section 4.17(a).

                                   ARTICLE II

                                     CLOSING

                  2.1 Closing. The Closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Baker Botts L.L.P. at 10 a.m., Dallas, Texas time, on the date hereof (the "Closing Date").

                  2.2 Proceedings at Closing. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                                  ARTICLE III

                                  CONSIDERATION

                  3.1 Amount and Form of Consideration. The purchase price to be paid by Buyer to Seller in consideration of the Shares is $69,954,962.60 in United States dollars (the "Purchase Price"). Seller will bear the cost of any documentary, stamp, sales and excise or other Taxes payable in respect of the transfer of the Shares.

                  3.2 Payment of Consideration. At the Closing, Buyer will pay the Purchase Price to Seller, in the manner provided below in this Section 3.2, and Seller will deliver to Buyer a certificate or certificates representing all of the Shares, in appropriate form for transfer to Buyer or accompanied by duly executed stock powers:

         (a) $59,000,000.00 of the Purchase Price shall be paid by Buyer's wire transfer of immediately available funds to Seller's Secured Senior Lenders (to the account thereof specified by Seller) in accordance with the instructions of Seller delivered to Buyer not later than the Closing.

         (b) $7,927,813.63 of the Purchase Price shall be paid by Buyer's wire transfer of immediately available funds to Seller (to the account thereof specified by Seller) in accordance with the instructions of Seller delivered to Buyer not later than the Closing.

         (c) Of the remaining $3,027,148.97 of the Purchase Price, such amount will be retained by Buyer in full payment and satisfaction of all outstanding principal of and accrued and unpaid interest on the three promissory notes payable by Seller or an affiliate thereof to Buyer or an affiliate thereof listed on Schedule 6.2. Seller and Buyer agree to account for such payment as if Buyer had wire transferred immediately available funds in such amount to Seller's account and Seller had immediately rewired immediately available funds in such amount to Buyer's account.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller hereby represents and warrants to Buyer and ACS as follows:

                  4.1 Organization; Power and Authority. Each of Seller and BRC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, in the case of Seller, and Texas, in the case of BRC, and is qualified and in good standing to transact business in each jurisdiction in which such qualification is required by Law, except where the failure to be so qualified would not have a Material Adverse Effect. Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation and is qualified and in good standing to transact business in each jurisdiction in which such qualification is required by Law, except where the failure to be so qualified would not have a Material Adverse Effect. Each of Seller and BRC has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Seller Transaction Agreements and to consummate the transactions contemplated hereby and thereby to be consummated by it. The Company has all power needed to own or lease and operate its assets and to carry on its business as it is now being conducted.

                  4.2 Authorizations; Execution and Validity. The execution and delivery of the Seller Transaction Agreements by each of Seller and BRC, the performance of the Seller Transaction Agreements by each of Seller and BRC and the consummation by each of Seller and BRC of the transactions contemplated hereby and thereby to be consummated by it, have been duly authorized by all necessary corporate action and no other corporate action on the part of Seller or BRC is necessary with respect thereto. Each of the Seller Transaction Agreements, when duly and validly executed and delivered, by BRC and Seller, as applicable, will constitute a valid and binding obligation of BRC and Seller, as applicable, and is enforceable against Seller and BRC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

                  4.3 Capitalization. The authorized capital stock of BRC consists solely of 1,000 shares of Common Stock, par value $.01 per share. There are an aggregate of 1,000 shares of Common Stock outstanding, all of which shares are owned of record and beneficially, free and clear of any Liens (other than the Liens held by Seller's Senior Secured Lenders which Liens shall be released at Closing), by Seller, and have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding options, subscriptions, warrants, calls, commitments or other rights obligating BRC to issue or sell any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, or otherwise requiring BRC to give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of BRC or any rights to participate in the equity or net income of BRC. All of the issued shares of BRC's capital stock were issued, and to the extent purchased by BRC or transferred, have been so purchased or transferred, in compliance with all applicable Laws, including federal and state securities laws, and any preemptive rights and any other statutory or contractual rights of any stockholders of BRC. Schedule 4.3 correctly sets forth the authorized, issued and outstanding capital stock of each Subsidiary and all of the outstanding shares of capital stock of each Subsidiary are owned, free and clear of any Liens (other than the Liens held by Seller's Senior Secured Lenders and ACS which Liens shall be released at Closing), by BRC. All such shares have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding options, subscriptions, warrants, calls, commitments or other rights obligating any Subsidiary to issue or sell any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of any preemptive rights. Except for BRC's equity interest in the Subsidiaries and GRS's equity interest in TRC, neither BRC nor any Subsidiary owns, directly or indirectly, any capital of or other equity interest in or has any other investment in or outstanding loans to any corporation, partnership or other entity or organization. There are not any stockholders' agreements, voting trusts or other agreements or understandings between or among stockholders or to which the Company is a party or by which it is bound with respect to the transfer or voting of any capital stock of the Company.

                  4.4 Financial Statements. Attached hereto on Schedule 4.4 are correct and complete copies of the unaudited consolidated balance sheet of the Company as of September 30, 2000 (the "Latest Balance Sheet"), December 31, 1999 and December 31, 1998, with the related statements of operations for the periods ended on such dates (the "Financial Statements"). The Financial Statements have been prepared from the books and records of the Company, contain figures that arose out of bona fide licenses, sales and deliveries of goods, performance of services or other bona fide business transactions, are true, complete and correct in all material respects and present fairly the financial position of the Company as of the dates indicated, and the results of its operations for the periods presented in conformity with GAAP, consistently applied.

                  4.5 Consents. Neither the execution and delivery by BRC or Seller of the Seller Transaction Agreements nor consummation or performance by BRC or Seller of the transactions contemplated by the Seller Transaction Agreements to be consummated or performed by it will require prior to the Closing (on the part of BRC, Seller or any Subsidiary) any consent from, authorization or approval or other action by, notice to or declaration, filing or a registration with, any Governmental Authority or any other third party, except to comply with the HSR Act or as specified in Schedule 4.5.

                  4.6 No Defaults or Conflicts. Neither the execution and delivery by BRC or Seller of the Seller Transaction Agreements nor the consummation or performance by BRC or Seller of the transactions contemplated by the Seller Transaction Agreements to be consummated or performed by it (i) results or will result in any violation of the certificate of incorporation or bylaws of Seller or BRC; (ii) results or will result in any violation of the certificate of incorporation or bylaws of any Subsidiary; or (iii) subject to obtaining the required consent from Seller's Senior Secured Lenders, violates or conflicts with, or constitutes a breach of any of the terms or provisions of or a default under, or results in the creation or imposition of any Lien upon any property or asset of the Company, the trigger of any charge, payment or requirement of consent, or the acceleration or increase of the maturity of any payment date under: (A) any Contract or (B) any applicable Law or Order to which Seller or the Company or any of their respective properties is subject.

                  4.7 Owned Real Property. The Company does not own any real property. The operation of the properties and business of the Company in the manner in which they are now and have been operated does not violate in any material respect any zoning ordinances, municipal regulations, or other rules, regulations, or laws. No covenants, easements, rights-of-way, or regulations of record impair in any material respect the uses of the respective properties of the Company for the purposes for which they are now operated. The Company made available to Buyer true and complete copies of all surveys, appraisals and title insurance policies relating to its leased real properties.

                  4.8 Leased Real Property.

                           (a) Schedule 4.8 contains a complete and correct list of all real property leases and any and all amendments thereto relating to the leased real property to which the Company is a party or is bound (the "Real Property Leases"). The Company has made available to Buyer correct and complete copies of the Real Property Leases. Except as disclosed in Schedule 4.8, (i) each of the Real Property Leases is in full force and effect, and, to the Company's Knowledge, is enforceable against the landlord which is party thereto in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies), (ii) there are no subleases under the Real Property Leases and none of the Real Property Leases has been assigned (other than collateral assignments to Seller's Senior Secured Lenders), (iii) no notices of default or notices of termination have been received by the Company with respect to the Real Property Leases which have not been withdrawn or canceled and (iv) the Company is not, and to the Company's Knowledge, no other party is, in default under any Real Property Lease.

                           (b) The Company has not received written notice of a proceeding in eminent domain or other similar proceeding affecting property listed on Schedule 4.8.

                  4.9 Condition and Sufficiency of Assets.

                           (a) The items of tangible personal property owned or leased by the Company and the improvements and structures (and the fixtures and appurtenances thereto) located on the real property subject to the Real Property Leases are (i) generally in good working order, reasonable wear and tear excepted and (ii) suitable for the uses for which they are intended.

                           (b) Except as set forth on Schedule 4.9(b) and the assets owned by Seller that are used by Seller to provide administrative services to the Company, the business of the Company, as currently being conducted, has been conducted solely by BRC and the Subsidiaries and not through any other subsidiary, Affiliate, joint venture or other Person. The Company owns or has valid leasehold interests in all of the properties and assets which are used in the business of the Company, or are necessary to conduct the business of the Company (including, but not limited to, such assets as are necessary for the operation of the Company's title plant and land records business), in substantially the same manner as currently conducted, except for assets or services used by businesses generally such as the Internet, the public telephone network, and public utilities. Neither Seller nor any of its Affiliates other than the Company owns any right, title or interest in or to the properties or assets used or held for use in connection with the business or operations of the Company, other than the real property leased by Government Records Services Inc. at 2800 West Mockingbird Lane, Dallas, Texas 75235 and as contemplated by the Data Updating Agreement.

                  4.10 Insurance. Schedule 4.10 contains a true and complete list of all insurance policies, and formal self-insurance programs, and other forms of insurance and all fidelity bonds held by or applicable to the Company and its owned or leased properties, employees or Employee Benefit Plan fiduciaries. Schedule 4.10 describes (a) whether each insurance policy listed on
Schedule 4.10 is occurrence-based or claims made based and (b) each pending claim thereunder for more than $20,000 per claim. All insurance policies listed on Schedule 4.10 have been made available to Buyer and are subject to the deductibles or retentions referenced on Schedule 4.10. Seller maintains insurance for the benefit of the Company, in coverages and amounts believed by Seller to be customary in the industry and which are believed adequate in the reasonable judgment of Seller. Seller is not in default with respect to any provision in any current policy maintained by Seller for the benefit of the Company and all such insurance is in full force and effect. Seller has not received any notice of cancellation or nonrenewal of any such insurance policy. Seller has not failed to give any notice or present any claim for more than $20,000 under any of the policies for the benefit of the Company in due and timely fashion. Seller has not been refused any insurance with respect to the assets, properties or businesses of the Company, nor has any such coverage been materially limited by any insurance carrier to which Seller has applied for any such insurance or with which Seller or the Company has carried insurance during the last two years. No further payments of premiums will be due following the Closing by the Company with respect to insurance coverages prior to the Closing and no event relating to the Company has occurred which will result in a retroactive upward adjustment of premiums under any such insurance coverage or which is likely to result in any prospective upward adjustment in such premiums. Neither this Agreement, nor any of the transactions contemplated by this Agreement to occur at the Closing, will adversely affect the Company's coverage with respect to periods prior to the Closing under the terms of the insurance policies.

                  4.11 Contracts.

                           (a) Material Contracts. Other than (i) Real Property Leases, (ii) Benefit Plans, (iii) Contracts listed on Schedule 4.16(a) and (iv) Intellectual Property Licenses, Schedule 4.11(a) lists, as of the date hereof, all of the following Contracts to which BRC or any of its Subsidiaries is a party or by which its or their assets are bound (the "Material Contracts"):

                                    (1) individual Contracts with customers with
                  respect to which the Company billed more than $20,000 during the year 2000;

                                    (2) any individual Contract which is an
                  exclusive dealing, requirements or take or pay agreement involving expenditures in excess of $20,000 during the year 2000;

                                    (3) Contracts not listed or required to be
                  listed pursuant to Section 4.11(a)(2) which provide for aggregate future annual payments by the Company of more than $20,000, except for purchase orders or sales orders arising in the ordinary and usual course of business, in which case they are listed only if any party thereto is obligated to make payments pursuant thereto aggregating more than $20,000;

                                    (4) Contracts which establish a partnership,
                  joint venture, material agency or other similar arrangement;

                                    (5) any Contract which relates to
                  indebtedness for borrowed money in excess of $20,000 or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset);

                                    (6) any Contract which provides for future
                  payments that are conditioned on or result from, in whole or in part, a change of control of the Company or a change of management of the Company;

                                    (7) any Contract which relates to marketing,
                  sales or advertising and provides for aggregate future payments of more than $20,000;

                                    (8) any Contract under which the Company has
                  guaranteed the obligations of any Person, agreed to indemnify any Person (other than in the ordinary course of business), or agreed to share Tax liability with any Person;

                                    (9) any Contract which relates to the
                  acquisition by the Company of any of the capital stock or substantially all of the assets of another Person since February 1998;

                                    (10) any Contract which restricts the right
                  of the Company to compete in any way with any other Person, or which contains covenants pursuant to which any non-natural Person has agreed not to compete, or otherwise restricts a Person's ability to engage freely, in any part of the Company's business;

                                    (11) any Contract not disclosed herein or
                  not otherwise required to be disclosed pursuant to this
                  Section 4.11(a) which provides for annual payments in excess of $20,000 which extends more than a year from the date hereof and is not cancelable by the Company on 30 days' written notice without penalty;

                                    (12) any Contract which provides for the
                  sale or lease after the date hereof of any of the assets of the Company other than in the ordinary course of business;

                                    (13) any Contract which binds the Company to
                  make payments to any director or any former director of the Company; and

                                    (14) any Contracts relating to the leasing
                  or servicing of a Title Plant or the sale or transfer or any Title Plant or land records data.

                           (b) Material Contract Exceptions. All Material Contracts are valid, binding and in full force and effect, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except for such failures to be valid, binding and enforceable which, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor, to the Company's Knowledge, any other party to such Material Contracts, is in default under any Material Contract.

                  4.12 Suppliers. Set forth on Schedule 4.12 is a list of the five suppliers that accounted for the largest dollar volume of purchases by the Company during the fiscal year ending December 31, 1999 and for the nine month period ending September 30, 2000 (the "Material Suppliers"). No Material Supplier has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Company during the twelve months immediately preceding the date hereof (or the Closing Date, as of the Closing
Date) or has during such period materially decreased, or threatened to materially decrease or materially limit, its services, supplies or materials to the Company. The Company has not received any notice during the twelve months immediately preceding the date hereof that any Material Supplier intends to cancel or otherwise materially modify its relationship with the Company or to materially decrease or materially limit its services, supplies or materials to the Company.

                  4.13 Litigation; Orders. Schedule 4.13 lists all Legal Proceedings pending or, to the Company's Knowledge, threatened in writing against or affecting the Company or any of its assets. Except as disclosed on
Schedule 4.13, the Company is not subject to any Order. There are no Legal Proceedings pending against or, to the Company's Knowledge, threatened in writing against, Seller or the Company that questions the validity or legality of any of the Seller Transaction Agreements or any action taken or to be taken by Seller or BRC in connection herewith or therewith.

                  4.14 Environmental Laws. (i) The Company is in compliance with all Environmental Laws; (ii) the Company possesses and is in compliance with all Environmental Permits required to operate the facilities, assets and business of the Company; (iii) the Company is not subject to any Orders that relate to any Environmental Law; (iv) the Company is not subject to any Environmental Claims and, to the Company's Knowledge, no unresolved

Environmental Claims have been asserted or threatened in writing against the Company or any predecessor in interest; (v) there has been no Release at any of the properties currently or formerly owned or operated by the Company (at the time such properties were owned or operated by the Company) or, to the Company's Knowledge, a corporate predecessor in interest for which the Company would be liable, or to the Company's Knowledge, at any disposal or treatment facility which received Hazardous Materials generated by the Company or any corporate predecessor in interest for which the Company would be liable; (vi) the Company has received no written notices and the Company has no knowledge of any Environmental Claims against any facilities that may have received Hazardous Materials generated by the Company or any corporate predecessor in interest for which the Company would be liable; and (vii) Seller has delivered to, or made available for review by, Buyer true and complete copies of all environmental reports, studies, investigations or correspondence regarding any environmental liabilities of the Company or any environmental conditions at any property operated by the Company or any corporate predecessor in interest for which the Company would be liable which are in possession of the Company.

                  4.15 Patents, Trademarks and Similar Rights. BRC and its Subsidiaries own or are properly licensed to use all Intellectual Property material to the conduct of the business of BRC and the Subsidiaries as currently conducted. Neither BRC nor any of its Subsidiaries has any Patent Rights, Trademark Rights, or Copyrights that are either the subject of a pending application or are issued or registered. Schedule 4.15 sets forth a true and complete list and summary description of all (i) material unregistered Trademark Rights in which BRC and/or its Subsidiaries have an ownership interest, (ii) Internet domain names in which BRC and/or its Subsidiaries have an ownership interest, and (iii) all licenses to which BRC and/or its Subsidiaries are parties which grant licenses to Intellectual Property (including Software) of any third Person ("Intellectual Property Licenses").

                           (a) Schedule 4.15(a) sets forth a list of all written contracts with those officers, employees, consultants, agents and other individuals associated with BRC or any of its Subsidiaries who have created any Intellectual Property for BRC or the Subsidiaries that transfer all of their rights, title and ownership in and to any such Intellectual Property in their entirety and irrevocably to the Company or the Subsidiaries.

                           (b) BRC and the Subsidiaries have diligently taken reasonable measures to protect for the sole use and benefit of BRC and the Subsidiaries the confidential and proprietary nature of the Trade Secrets and all other confidential information material to the business of BRC and its Subsidiaries. BRC and the Subsidiaries have used their reasonable best efforts to notify each Person, (including without limitation employees, agents, consultants, distributors and licensees of BRC and its Subsidiaries) who has had access to or otherwise been exposed to any of the Trade Secrets, of the confidential and proprietary nature of the Trade Secrets. Schedule 4.15(b) sets forth a list of all written contracts with each agent, consultant, distributor or licensee of BRC and/or its Subsidiaries ("Confidentiality Contract") pursuant to which such agent, consultant, distributor or licensee acknowledges and agrees that (i) the Trade Secrets are and shall remain the sole and exclusive property of, and may be confidential to, BRC and its Subsidiaries, and (ii) the Trade Secrets are not to be used or disclosed to any Person other than as specifically authorized by BRC and its Subsidiaries. Each of the Confidentiality Contracts and any employee contracts relating to the Intellectual Property owned by BRC and its Subsidiaries was and is in full force and effect, and constitutes the legal, valid, and binding obligation of BRC and its Subsidiaries, and, to the knowledge of BRC and its Subsidiaries, each other Person which is a party thereto, enforceable in accordance with its terms. BRC and its Subsidiaries have kept all of the Trade Secrets strictly confidential and secret. The Trade Secrets are not and have not been a part of the public knowledge or literature. Neither BRC nor its Subsidiaries have disclosed, divulged, or otherwise provided access to any of the Trade Secrets other than to Persons which have entered into written confidentiality Contracts with BRC and its Subsidiaries. To the knowledge of BRC and/or its Subsidiaries, no Person which is a party to any Contract with BRC and/or its Subsidiaries concerning the confidentiality of the Trade Secrets is in violation of, or in default under, any term or provision of such Contract which relates to the Trade Secrets.

                           (c) The entry into this Agreement and the transactions contemplated hereby will not have any effect on any Contracts related to Intellectual Property.

                           (d) BRC and its Subsidiaries, either alone or collectively, possess all right, title and interest in and to all Intellectual Property in which BRC or its Subsidiaries have an ownership interest free and clear of any Lien or other ownership interest of any third Person. Other than as set forth on Schedule 4.15(d), neither BRC nor any of its Subsidiaries has granted to any Person or obligated itself to grant to any Person any license, option, or other right in or with respect to any of the Intellectual Property in which BRC or any of its Subsidiaries have an ownership interest (the "Owned Intellectual Property"), whether or not requiring payment to one or more of BRC and/or its Subsidiaries. No Person has either asserted any rights in or offered to grant BRC and/or any of its Subsidiaries a license or any other right of use with respect to the Owned Intellectual Property. Except as set forth in Schedule 4.15(d), neither BRC nor its Subsidiaries have any obligation to compensate any Person for any development, license, use, sale, distribution or modification of any of the Owned Intellectual Property. None of the Owned Intellectual Property was developed as part of the performance of any obligation for any third Person which would require the taking of any action, whether or not actually taken, in order for all rights to the Owned Intellectual Property to become vested in, or retained by BRC and/or its Subsidiaries.

                           (e) Other than the Owned Intellectual Property and the Intellectual Property licensed to BRC and/or its Subsidiaries, there is no other Intellectual Property used or necessary for use for the conduct of the business of Company and/or its Subsidiaries.

                           (f) Neither BRC nor its Subsidiaries nor, to the Company's Knowledge, any other party, is in breach of or default under any Intellectual Property license or any other Contract or legal requirement relating to the Owned Intellectual

         Property or any Intellectual Property licensed to BRC and/or its Subsidiaries. Each license to Intellectual Property to which BRC or any of its Subsidiaries is a party is valid and in full force and effect. BRC and its Subsidiaries have obtained from all third party developers and/or owners of any software programs utilized by any of them in connection with the operation of their business any licenses that may be necessary for them to permit any customer, client or other business relationship thereof to utilize such software programs at a non-Company site or on a non-Company computer.

                           (g) The development, license, use, sale, distribution, modification, and other exploitation of the Owned Intellectual Property and Intellectual Property licensed to BRC and/or its Subsidiaries (the "Licensed Intellectual Property") by BRC and/or its Subsidiaries have not infringed on or otherwise violated the rights of any other Person or constituted an unlawful disclosure, use, or misappropriation of the right or rights of any other Person.

                           (h) Except as set forth on Schedule 4.15(h), there is: (i) no suit, action, complaint, Legal Proceeding, opposition, petition to cancel, interference, re-examination or audit pending, or to the Company's Knowledge threatened, with respect to; and (ii) no outstanding Official Action concerning; any of the following: (A) the Owned Intellectual Property and the Licensed Intellectual Property, or
         (B) any moral rights or rights of publicity or (C) any right of BRC and/or its Subsidiaries to develop, license, use, sell, distribute or modify the Owned Intellectual Property and the Licensed Intellectual Property.

                           (i) Neither BRC nor its Subsidiaries have agreed to indemnify any person against any charge of infringement or other violation with respect to any Intellectual Property other than customers, software developers engaged by the Company, and employees, officers and directors.

                           (j) Neither BRC nor its Subsidiaries have (a) infringed, misappropriated, otherwise violated, or (b) contributed to the infringement, misappropriation or other violation by others, or (c) induced infringement, misappropriation or other violation by others of the Intellectual Property rights of a third Person. Except as set forth in Schedule 4.15(j), neither BRC nor any of its Subsidiaries have received any assertion, complaint, demand or any notice whatsoever alleging any such infringement, misappropriation or other violation.

                           (k) Except as set forth in Schedule 4.15(k), to the Company's Knowledge, no third party is infringing upon, misappropriating, or otherwise violating rights to the Owned Intellectual Property.

                           (l) No complaint, allegation, charge or any assertion whatsoever that any Owned Intellectual Property is invalid, unenforceable, incomplete, or defective in any other way, has been made by BRC or its Subsidiaries, any representative of the same including any officer, employee, consultant, agent or attorney, or any third Person.

                           (m) Neither BRC nor any of its Subsidiaries has any knowledge of any patents, patent applications, inventions, improved procedures or methods of manufacture that would reasonably be expected to have a Material Adverse Effect on the validity or enforceability of the Owned Intellectual Property, the manufacture of products, or the business of BRC or its Subsidiaries in general.

                           (n) BRC and its Subsidiaries have the right, which is non-terminable and not subject to expiration or revocation, to develop, license, control, regulate the use of, or otherwise exploit the Owned Intellectual Property and the Licensed Intellectual Property without any valid legal or equitable claim by, or payment or other obligation owing to, or consent from, any Person.

                           (o) All Copyrights comprising a portion of the Owned Intellectual Property consist exclusively of (i) "works made for hire" as that term is used in Title 17 of the United States Code and (ii) works developed by independent contractors or consultants engaged by BRC and/or its Subsidiaries which have assigned to BRC and/or its Subsidiaries their entire right, title and interest in and to the work or works produced, pursuant to a valid and enforceable written Contract. The Owned Intellectual Property does not include (i) any Intellectual Property in which any Person other than BRC and/or its Subsidiaries have or may acquire any right of ownership, control or compensation, or (ii) any Invention made by (A) any employee of BRC and/or its Subsidiaries at any time other than during his employment,
         (B) any independent contractor or consultant engaged by BRC and/or its Subsidiaries who is or was not subject to a Contract requiring assignment of all Intellectual Property to of BRC and/or its Subsidiaries. None of the Owned Intellectual Property is the product of a joint invention or authorship where at least one of the inventors or authors was not an employee of BRC and/or its Subsidiaries and was not otherwise obligated by a Contract to assign all of his or her rights to of BRC and/or its Subsidiaries.

                           (p) None of Seller, BRC nor its Subsidiaries have knowledge of any Internet domain name registered to a third Person that is confusingly similar to any Trademark Rights of BRC and/or its Subsidiaries. None of Seller, BRC nor its Subsidiaries have knowingly adopted an Internet domain name confusingly similar to any Trademark Rights of any third Person.

                           (q) None of Seller, BRC nor its Subsidiaries have knowledge of any Internet domain name registered to a third Person that disparages, criticizes or is derogatory in any way towards BRC and/or its Subsidiaries. None of Seller, BRC nor its Subsidiaries have knowledge of any World Wide Web site operated by a third Person that disparages, criticizes or is derogatory in any way towards BRC and/or its Subsidiaries. Neither BRC nor its Subsidiaries have an ownership interest in, a license to, or control over an Internet domain name that has been registered and that disparages, criticizes or is derogatory in any way towards any third Person. Neither BRC nor its Subsidiaries operate or control, either directly or indirectly, any World Wide Web site that disparages, criticizes, or is derogatory in any way towards a third Person.

                           (r) Neither BRC nor its Subsidiaries operate or control, either directly or indirectly, any World Wide Web site that uses any Trademark Rights of any third Person, or any confusingly similar variation thereof, in any part of the World Wide Web site, including but not limited to in metatags or in hidden text. Neither BRC nor its Subsidiaries have knowledge of any World Wide Web site of any third Person that, without authorization, includes any Trademark Rights of BRC and/or its Subsidiaries in any part of the World Wide Web site, including but not limited to in metatags or in hidden text.

                           (s) For purposes of this paragraph, the term
         "framing" refers to operating a World Wide Web site that combines data from the World Wide Web site with data from another World Wide Web site operated by a third Person, without authorization. For purposes of this paragraph, the term "deep linking" refers to the operation of a World Wide Web site that obtains data from another World Wide Web site operated by a third Person, without authorization, while bypassing the home page of the World Wide Web site operated by the third Person. Neither BRC nor its Subsidiaries operate or control, either directly or indirectly, any World Wide Web site that employs framing or deep linking. Neither BRC nor its Subsidiaries have knowledge of any World Wide Web site of any third Person that employs framing or deep linking with respect to any World Wide Web site owned or controlled, either directly or indirectly, by BRC and/or its Subsidiaries.

                           (t) Neither BRC nor its Subsidiaries operate or control, either directly or indirectly, any World Wide Web site that contains hyperlinks to any World Wide Web site owned or operated by any third Person without having obtain proper authorization for such hyperlinks. Neither BRC nor its Subsidiaries have knowledge of any World Wide Web site of any third Person that, without authorization, includes any hyperlinks to any World Wide Web site owned or controlled, either directly or indirectly, by BRC and/or its Subsidiaries.

                           (u) Neither BRC nor its Subsidiaries have contracted with any third Person to provide advertising through any World Wide Web site that is triggered by data comprising any trademark, service mark, trade name, company name, business name, or confusingly similar variations thereof of any third Person. Neither BRC nor its Subsidiaries have knowledge of any third Person that provides advertising not authorized by BRC through a World Wide Web site that is triggered by data comprising any Trademarks Rights of BRC and/or its Subsidiaries.

                  4.16 Employees.

                           (a) Employees. Schedule 4.16(a) sets forth a list, as of the date hereof, of all individual employment, consulting, non-compete or severance agreements with Employees or former employees of the Company that individually provide for annual payments after the date hereof in excess of $25,000.

                           (b) Unions. There is no collective bargaining or other labor union agreement applicable to any of the Employees of the Company. No organized work stoppage, labor strike, labor dispute, or slowdown against the Company is pending or, to the Company's Knowledge, threatened against or involving the Company. The Company has not received written notice of any unfair labor practice and no such complaints are pending before the National Labor Relations Board or other similar governmental authority. To the Company's Knowledge, the Company is not engaged in any unfair labor practice. No grievance or other labor dispute or proceeding or any arbitration proceeding arising out of or under any collective bargaining or other employee agreement is pending or, to the Company's Knowledge, threatened against the Company. Seller is not aware of any other actual or potential labor problem that could have a Material Adverse Effect.

                           (c) WARN Act. The Company has not incurred any material liability or obligation under the Workers Adjustment and Retraining Notification Act or any similar laws, which remains unpaid or unsatisfied.

                  4.17 Employee Benefit Matters.

                           (a) Benefit Plans. Schedule 4.17(a) contains a list and brief description of each "employee pension benefit plan" (as defined in Section 3(2) of ERISA, hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA, hereinafter a "Welfare Plan"), stock option, stock purchase, stock appreciation right, incentive, deferred compensation plan or arrangement, and other employee fringe benefit plan or arrangement maintained, contributed to or required to be maintained or contributed to by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each an "ERISA Affiliate") for the benefit of any present or former officers, employees, directors or independent contractors of the Company (all the foregoing being herein called "Benefit Plans"). Seller has delivered or made available to Buyer true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required by applicable law), (iii) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required by applicable law and (4) each trust agreement and insurance or annuity contract relating to any Benefit Plan.

                           (b) Benefit Plan Administration. Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code. Except as disclosed in Schedule 4.17(b), all reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed. Except as disclosed in Schedule 4.17(b), there are no investigations by any governmental agency, termination proceedings or other claims

         (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any material liability and to the knowledge of BRC and the Subsidiaries, none have been threatened or are being contemplated by a Governmental Authority.

                           (c) Contributions and Payments. Except as disclosed in Schedule 4.17(c), (i) all contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the terms of the Benefit Plans, any applicable collective bargaining agreement and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; (ii) there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Benefit Plan that is a Pension Plan (hereinafter a "Company Pension Plan"); and (iii) no Company Pension Plan had an "accumulated funding deficiency" within the meaning of
         Section 412(a) of the Code as of the end of the most recently completed plan year. All such contributions to, and payments from, the Benefit Plans, except those payments to be made from a trust qualified under
         Section 401(a) of the Code, for any period ending before the Closing Date that are not yet, but will be required to be made, will be properly accrued and reflected in the Financial Statements.

                           (d) Qualification of Company Pension Plans. Except as disclosed in Schedule 4.17(d), each Company Pension Plan that is intended to be qualified has been the subject of a determination letter from the Internal Revenue Service to the effect that such Company Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of the Seller, revocation has not been threatened; and such Company Pension Plan has not been amended since the effective date of its most recent determination letter in any respect that might adversely affect its qualification or materially increase its cost. Seller has delivered or made available to Buyer a copy of the most recent determination letter received with respect to each Company Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. Seller has also provided to Purchaser a list of all Company Pension Plan amendments as to which a favorable determination letter has not yet been received. No event has occurred that could subject any Company Pension Plan to tax under Section 511 of the Code.

                           (e) Prohibited Transactions. Schedule 4.17(e) discloses whether: (i) any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Benefit Plan; (ii) any prohibited transaction has occurred that could subject the Company or any employee, or, to the knowledge of Seller, a trustee, administrator or other fiduciary of any trust created under any Benefit Plan to the tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA; (iii) any of the Company Pension Plans has been terminated or has been the subject of a "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder); and (iv) the Company or the trustee, administrator or other fiduciary of any Benefit Plan or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject the Company or any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

                           (f) No Defined Benefit Pension Plans. None of the Company Pension Plans is a "defined benefit pension plan" (as defined in Section 3(35) of ERISA).

                           (g) Controlled Group Liabilities. Except as disclosed in Schedule 4.17(g), neither the Company nor any ERISA Affiliate has incurred any liability to a Pension Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due) that, when aggregated with other such liabilities, would result in a material liability to the Company, which liability has not been fully paid as of the date hereof.

                           (h) Other Benefit Plan Liabilities. Except as disclosed in Schedule 4.17(h), neither the Company nor any ERISA Affiliate has (i) engaged in a transaction described in Section 4069 of ERISA or (ii) acted in a manner that could, or failed to act so as to, result in fines, penalties, taxes or related charges under Section 502(c), (i) or (l) of ERISA; Section 4071 of ERISA or Chapter 43 of the Code, that could subject the Company to any material liability at any time after the date hereof.

                           (i) No Multiemployer Plans. Neither the Company nor any ERISA Affiliate has contributed to or been obligated to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) during the past five years.

                           (j) Welfare Plans. The list of Welfare Plans in
         Schedule 4.17(j) discloses whether each Welfare Plan is (i) unfunded,
         (ii) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (iii) insured. Each such Welfare Plan may be amended or terminated without material liability to the Company at any time after the Closing Date. The Company and the Subsidiaries comply with the applicable requirements of Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in
         Section 5000(b)(1) of the Code. Except as disclosed on Schedule 4.17(j), the Company has not incurred any liability under FAS 106 or FAS 112.

                           (k) Deal Payments. No employee of the Company or any Subsidiary will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan or other contract as a result of the transactions contemplated by this Agreement.

                           (l) Coverage Under Welfare Plans. Neither Seller nor the Company has made any written or oral representation to an employee, director or officer of the Company or any Subsidiary or any former employee, director or officer of the Company or any Subsidiary, promising or guaranteeing any coverage under any Welfare Plan for any period of time after the termination of such employee or officer's employment with the Company or any Subsidiary, other than as permitted by the Company or any Subsidiary under Section 4980B of the Code.

                  4.18 Taxes. Except as disclosed on Schedule 4.18:

                           (a) All Tax Returns required to be filed on or before the Closing Date by or on behalf of, or in which is required to be reported the income or other items of, the Company have been or will be filed within the time prescribed by Law (including extensions of time permitted by Law). Such Tax Returns are or will be accurate, correct, and complete in all material respects. There are no deferred intercompany transactions that would impact a Tax Return in the post closing period

                           (b) The Company has paid or will pay, on a timely basis, all Taxes of the Company that are due on or before the Closing Date (including, but not limited to, Taxes shown to be due on the Tax Returns described in the preceding paragraph), except those Taxes that are being disputed in good faith and for which adequate provision has been made in the Financial Statements.

                           (c) [Intentionally left blank.]

                           (d) There are no material Liens for Taxes upon any of the properties or assets of the Company (except for Permitted Liens).

                           (e) There are no pending audits, actions, proceedings, investigations, disputes or claims with respect to any Taxes payable by or asserted against the Company. The Company has not received notice from any taxing authority of its intent to examine or audit any of its Tax Returns.

                           (f) The Company is not and has not been subject to tax or done business in any country other than the United States.

                           (g) No agreements relating to allocation or sharing of, or liability or indemnification for, Taxes exist between the Company and any other Person. Any internal tax allocation agreement shall terminate at closing.

                           (h) All Taxes required to be withheld, collected or deposited by the Company (including, but not limited to, amounts required to be withheld, collected or deposited with respect to amounts paid or owing to any employee, creditor, independent contractor or other Person) have been timely withheld, collected or deposited and, to the extent required, have been timely paid to the relevant taxing authority. All persons characterized as independent contractors, and not as employees, were properly so characterized for all purposes under all applicable laws (including, without limitation), their characterization as independent contractors for income and employment tax withholdings and payments.

                           (i) No disclosure statement pursuant to Section 6662 of the Code or any comparable disclosure with respect to foreign, state and/or local tax statutes has been filed with respect to any item relating to the Company.

                           (j) The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code.

                           (k) The Company has never been a member of an affiliated group of corporations (as defined in Section 1504(a) of the Code), other than the group of which Seller is the common parent.

                           (l) No material claim has been made against the Company by any taxing authority in any jurisdiction where the Company did not file sales, use, value-added, or similar Tax Returns or did not pay sales, use, value-added, goods and services, or similar Taxes, that the Company is or may be subject to sales, use, value-added, or similar Taxation by that jurisdiction.

                           (m) No material claim has been made against the Company by any taxing authority in any jurisdiction where the Company did not file payroll, unemployment, social security or social insurance, or similar Tax Returns or did not pay payroll, unemployment, social security or social insurance, or similar Taxes, that the Company is or may be subject to payroll, unemployment, social security or social insurance, or similar Taxation by that jurisdiction.

                           (n) There are no outstanding agreements or waivers that would extend the statutory period in which a taxing authority may assess or collect a Tax against the Company.

                           (o) No closing agreements or settlement agreements pursuant to any provision of any tax law has been entered into with any taxing authority by or with respect to the Company which requires the Company to include any item of income in, or exclude any item of deduction from, any Tax Return for any taxable period ending after the Closing Date.

                           (p) The Company has not agreed to make any adjustment pursuant to Section 481 of the Code or pursuant to any other provision of the tax laws of any jurisdiction, which could materially increase Taxes or taxable income, or materially reduce any tax credits, net operating losses or capital losses of the Company in any taxable period ending after the Closing Date. The Company does not have any application pending with any taxing authority requesting permission for any changes in any accounting method. No taxing authority has proposed, in writing, any such adjustment or change in accounting method. The Company has not failed to comply with all the applicable provisions related to filing any application for any accounting method change that would cause the application to be rejected.

                           (q) The Company has not engaged in any transactions, taken any action, or made any elections (other than elections regarding depreciation methods and lives) prior to the date hereof which will result in the Company realizing in any period after the date hereof (i) taxable income and gain that is materially in excess of book income and gain or (ii) book expenses and losses that are materially in excess of tax deductions and losses.

                  4.19 Title to Shares. The delivery by Seller to Buyer at the Closing of the certificates representing the Shares, duly endorsed in blank or accompanied by stock powers endorsed in blank will vest Buyer on the Closing Date with good and marketable title to all of the Shares, free and clear of all Liens. Seller has the full power, right and authority to vote and transfer the Shares and, on the Closing Date, Seller will have the full power, right and authority to vote and transfer the Shares. At the effective time of the transfer of the Shares to Buyer, BRC will have good and marketable title to all of the shares of capital stock of each Subsidiary, free and clear of all Liens.

                  4.20 Fees. Other than Seller's obligation to Banc of America Securities LLC, neither Seller nor the Company has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

                  4.21 Absence of Certain Changes or Events. Except as set forth on Schedule 4.21, since December 31, 1999, there has not been any transaction or occurrence in which the Company has:

                           (a) suffered any material adverse change nor has there been any event which has had or may reasonably be expected to have a Material Adverse Effect on the Company;

                           (b) incurred any material obligations or liabilities of any nature other than items incurred in the regular and ordinary course of business, or increased (or experienced any change in the assumptions underlying or the methods of calculating) any bad debt, contingency, or other reserve, other than in the ordinary course of business;

                           (c) paid, discharged, or satisfied any material claim, lien, encumbrance, obligation or liability (whether absolute, accrued, contingent, and whether due or to become due), other than the payment, discharge, or satisfaction in the ordinary course of business of claims, liens, encumbrances, obligations or liabilities of the type reflected or reserved against in the Financial Statements or which were incurred in the ordinary course of business;

                           (d) permitted, allowed or suffered any of its properties or assets (real, personal or mixed, tangible or intangible) to be subject to any Lien, other than Permitted Liens;

                           (e) written down or written up the value of any equipment, inventory (including write-downs by reason of shrinkage or markdowns), determined as collectible any accounts receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any accounts receivable or any portion thereof, except for write-downs, write-ups and write-offs in the ordinary course of business, none of which is material in amount;

                           (f) canceled any debts or waived any claims or rights in excess of $20,000 individually;

                           (g) disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, Copyright, license or application therefor;

                           (h) except for commitments for capital expenditures not exceeding $100,000 in the aggregate made in the ordinary course of business, committed to make any capital expenditure not paid for or accrued prior to the Closing Date for additions to property, plant, equipment, intangible or capital assets or for any other purpose, other than for emergency repairs or replacement;

                           (i) other than pursuant to the revolving line of credit with Seller's Senior Secured Lenders, incurred any indebtedness for borrowed money;

                           (j) paid, loaned, distributed, or advanced any amounts to, sold or transferred any properties or assets (real, personal or mixed, tangible or intangible) to, purchased, licensed or otherwise acquired any properties or assets from or entered into any other agreement or arrangement with any Affiliate of the Company except for compensation not exceeding the rate of compensation as of December 31, 1999 or as not required to be scheduled pursuant to Section 4.21(p) and for routine travel advances to officers and employees;

                           (k) declared, set aside or paid any dividend or other distribution (whether in stock or property) with respect to any of its outstanding capital stock, or made any redemption, purchase or other acquisition of any of its equity securities;

                           (l) issued, sold, split, combined or reclassified any of the shares of capital stock or interests in the Subsidiaries, or issued, committed to issue or authorized any issuance of any options, warrants or other similar convertible securities;

                           (m) made any change in its accounting methods, principles or practices;

                           (n) entered into any collective bargaining or labor agreement (oral and legally binding or written), or experienced any organized slowdown, material work interruption, strike or work stoppage;

                           (o) sold, transferred, or otherwise disposed of any of its material assets except in the ordinary course of business;

                           (p) granted or incurred any obligation for any increase in the compensation of any of its officers or Employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, retirement, or other plan or commitment) except for raises and bonuses to officers or Employees in the ordinary course of business and consistent with past practice;

                           (q) suffered any uninsured casualty loss or damage in excess of $20,000 individually;

                           (r) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses in excess of $20,000;

                           (s) amended any provisions of its certificate of incorporation, bylaws or the certificate of incorporation or bylaws of any of its Subsidiaries or changed any of its authorized capital stock or interests;

                           (t) taken any other material action except in the ordinary course of business; or

                           (u) agreed, so as to legally bind the Company whether in writing or otherwise, to take any of the actions set forth in this
         Section 4.21 and not otherwise permitted by this Agreement.

                  4.22 Permits. Attached hereto as Schedule 4.22 is a list of all material Permits held or applied for by the Company. The Company has all Permits that are necessary for the conduct of its business. There has occurred no default under any such Permits. There are no pending Legal Proceedings relating to the suspension, revocation or modification of any Permit. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not result in any suspension, revocation, cancellation or invalidation of any Permit that is necessary for the conduct of Company business.

                  4.23 Accounts Receivable. Except as set forth on Schedule 4.23 attached hereto, all of the accounts, notes, and loans receivable that have been recorded on the books of the Company are bona fide and represent amounts validly due and all such accounts receivable (net of reserves set forth on the Company's balance sheet included in the Financial Statements for such specific account or accounts) will have been collected in full within 90 days after the Closing Date. All of such accounts, notes, and loans receivable are free and clear of any Liens (other than Permitted Liens), or other charges; none of such accounts, notes, or loans receivable are subject to any offsets or claims of offset; and none of the obligors of such accounts, notes, or loans receivable have given notice that they will or may refuse to pay the full amount thereof or any portion thereof. Except as set forth on Schedule 4.23 attached hereto, since December 31, 1999, the Company has collected accounts receivable only in accordance with its regular collection practices and has not granted any rebates, discounts, advances or allowances to any customers and has not otherwise sold, discounted or disposed of any accounts receivable.

                  4.24 Compliance with Laws. The Company has complied in all material respects, and is in compliance in all material respects, with all Laws and Orders applicable to its business and has filed with the proper authorities all statements and reports required by the Laws and Orders to which the Company or any of its properties or operations are subject. No claim has been made by any Governmental Authority (and, to the Company's Knowledge, no such claim is anticipated) to the effect that the business conducted by the Company fails to comply, in any respect, with any Law.

                  4.25 Transactions with Related Parties. Except as set forth on
Schedule 4.25:

                           (a) No agreement or transaction between the Company and any Related Party has been entered into which, if not existing, would have resulted in a Material Adverse Effect or, irrespective of whether such would result in a Material Adverse Effect, will continue after the Closing Date;

                           (b) No Related Party is a director or officer of, or has any direct or indirect interest in (other than the ownership of not more than 5% of the publicly traded shares of), any person or entity which is a customer, supplier, vendor, landlord, sales representative or competitor of the Company;

                           (c) No Related Party owns or has any interest in, directly or indirectly, in whole or in part, any tangible or intangible property used in the conduct of the business of the Company;

                           (d) Other than amounts owed to Seller pursuant to any intercompany debts, or expense advance reimbursements in the ordinary course of business, no Affiliate of the Company owes any money to, nor is any such Affiliate owed any money by, the Company; and

                           (e) The Company has not, directly or indirectly, guaranteed or assumed any indebtedness for borrowed money or otherwise for the benefit of any Related Party.

                  4.26 Undisclosed Liabilities. Except as specifically reflected in the Latest Balance Sheet, there were as of the date thereof no liabilities, indebtedness or obligations (whether absolute or contingent, asserted or unasserted, due or to become due) against, relating to or affecting the Company that could, individually or in the aggregate, have a Material Adverse Effect. Since the date of the Latest Balance Sheet, the Company has not incurred any liabilities, indebtedness or obligations (whether absolute or contingent, asserted or unasserted, due or to become due) other than liabilities, indebtedness and obligations incurred after such date in the ordinary course of business consistent with past practice and which would not, individually or in the aggregate, have a Material Adverse Effect.

                  4.27 Indebtedness. As of the Closing, the Company will not be liable for (i) any indebtedness to Seller's Senior Secured Lenders, any other financial institution or any third party other than capitalized leases (as described on Schedule 4.27 , which schedule includes the dollar amount outstanding under each scheduled item as of the Closing Date) and ordinary course of business trade debt; (ii) any intercompany indebtedness owed to Seller or any Affiliate thereof or (iii) any indebtedness to ACS. To the extent any amounts were owed by the Company to Seller or any of its Affiliates prior to the Closing, such indebtedness has been cancelled and contributed to the capital of the Company by Seller or the applicable Affiliate.

                  4.28 Agents. Except as set forth on Schedule 4.28, the Company has not designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect (other than such of the Company's directors, officers and employees to whom the Company has given the authority to act for the Company in the ordinary course of its business).

                  4.29 Commission Sales Contracts. The Company does not employ or have any relationship with any individual, corporation, partnership, or other entity whose compensation from the Company is in whole or in part determined on a commission basis.

                  4.30 Customers. Schedule 4.30 lists the names of all customers of the Company which contributed during the year 2000, more than $20,000 of orders and use of services from the Company. Except as set forth on Schedule 4.30, no such customer has canceled or otherwise terminated, or, to Company's Knowledge, threatened in writing to cancel, terminate or materially modify in any manner, its relationship with the Company.

                  4.31 Subsidiaries. Except as set forth on Schedule 4.31 attached hereto, BRC does not directly or indirectly have (or possess any options or other rights to acquire) any subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, association, joint venture, trust, or other entity.

                  4.32 Books and Records. The minute books and records of the Company contain a true, complete and correct record of all actions taken at all meetings and by all written consents in lieu of meetings of the Board of Directors, or any committees thereof, and stockholders of the Company. The stock ledger and related stock transfer records of the Company contain a true, complete and correct record of the original issuance, transfer and other capitalization matters of the capital stock of the Company. The accounting, financial reporting, tax and business books and records of the Company (i) accurately and fairly reflect in all material respects the business and condition of the Company and the transactions and the assets and liabilities of the Company with respect thereto, and (ii) have been maintained in all material respects in accordance with good business and bookkeeping practices. Without limiting the generality of the foregoing, the Company has not engaged in any transaction with respect to its business or operations, maintained any bank account therefor or used any funds of the Company in the conduct thereof except for transactions, bank accounts and funds that have been and are reflected in the normally maintained Books and Records of the business.

                  4.33 Information Furnished. Seller and the Company have made available to Buyer and its directors, officers, employees, counsel, representatives, financing sources, customers, creditors, accountants and auditors, true and correct copies of all agreements, documents, and other items listed on the schedules to this Agreement and all Books and Records of the Company. This Agreement, the schedules hereto, and the information, agreements, or documents delivered to or made available to Buyer or its officers, attorneys, accountants, and representatives pursuant to this Agreement, taken together as a whole, do not contain any untrue statement of a material fact, or omit any material fact necessary to make the statements herein and therein, taken together as a whole, not misleading.

                  4.34 Oates Employment and Non-Competition Agreement. The Employment and Noncompetition Agreement, dated as of October 8, 1997 (the "Original Agreement") among Tyler Corporation, a Delaware corporation, BRC and William D. Oates, as amended by that certain First Amendment to Employment and Noncompetition Agreement, dated as of September 29, 2000 (the "First Amendment") and by that certain Second Amendment to Employment and Noncompetition Agreement, dated as of December 29, 2000 (the "Second Amendment" and together with the First Amendment and the Original Agreement, the "Existing Oates Noncompetition Agreement"), is in full force and effect, and is enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies) and prohibits William D. Oates and any of his Affiliates from conducting any Restricted Activity (as defined in the Second Amendment).

                  4.35 Directors and Officers. Schedule 4.35 lists all of the directors and officers of BRC and each Subsidiary.

                  4.36 Year 2000. The Technology Systems are capable, in all material respects of (i) recording, storing, processing, and presenting calendar dates falling on or after January 1, 2000 in the same manner and with substantially the same functionality as such subject Technology Systems record, store, process and present calendar dates falling on or before December 31, 1999, (ii) accepting date data from other systems and sources (whether in two digit or four digit format) and properly recognizing, calculating, sorting, storing, outputting, sequencing and otherwise processing such data in a manner that eliminates any century ambiguity and (iii) properly recognizing, calculating, sorting, storing, outputting, sequencing and otherwise processing date data for February 29, 2000 and all subsequent leap years.

                  4.37 Bank Accounts; Lock Boxes. Attached hereto as Schedule
4.37 is a list of all banks or other financial institutions with which the Company has an account or maintains a lock box or safe deposit box, showing the type and account number of each such account, lock box and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF ACS AND BUYER

                  ACS and Buyer hereby represent and warrant to Seller as follows:

                  5.1 Organization and Good Standing. Each of ACS and Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of ACS and Buyer has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Buyer Transaction Agreements and to consummate the transactions contemplated hereby and thereby to be consummated by it.

                  5.2 Authorization of Agreement. The execution and delivery of the Buyer Transaction Agreements by each of ACS and Buyer, as applicable, the performance of the Buyer Transaction Agreements and the consummation by each of ACS and Buyer, as applicable, of the transactions contemplated by the Buyer Transaction Agreements, have been duly authorized by all necessary action and no other action on the part of either of ACS or Buyer is necessary with respect thereto. Each of the Buyer Transaction Agreements has been duly and validly executed and delivered by each of ACS and Buyer, as applicable, constitutes a valid and binding obligation of each of ACS and Buyer, as applicable, and is enforceable against each of ACS and Buyer, as applicable, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

                  5.3 Conflicts, Consents of Third Parties. Neither the execution and delivery by either of ACS or Buyer of the Buyer Transaction Agreements nor consummation or performance by either of ACS or Buyer of the transactions contemplated by the Buyer Transaction Agreements to be consummated or performed by either of ACS or Buyer will: (a) violate any Law, (b) violate the certificate of incorporation or bylaws of either of ACS or Buyer, (c) violate any Order to which either of ACS or Buyer is a party or by which either of ACS or Buyer is bound or (d) require any consent from, authorization or approval or other action by, and no notice to or declaration, filing or registration with any Governmental Authority, except to comply with the HSR Act.

                  5.4 Brokers. ACS and Buyer have not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

                                   ARTICLE VI

                           COVENANTS OF BRC AND SELLER

                  6.1 Further Actions. If at any time after the Closing, Buyer shall consider or be advised that any further assignments, conveyances, transfers or assurances in law, or any other actions or things, may be necessary or appropriate to transfer to Buyer any right, title or interest of Seller, of record or otherwise, in or to the Shares, Seller, at its sole cost and expense, shall promptly execute, deliver and record, or cause to be executed, delivered and recorded, any and all such further instruments of assignment, conveyance and transfer and take, or cause to be taken, all actions and do, or cause to be done, all things, as may be reasonably requested by Buyer to transfer to Buyer all right, title and interest of Sellers, of record and otherwise, in and to the Shares.

                  6.2 Use of Proceeds. At the Closing, Seller shall use such portion of the Purchase Price received by it as is necessary to repay that portion of the Company's indebtedness (including the current portion thereof but excluding capitalized leases) set forth on Schedule 6.2 to the extent necessary to secure the release of any Liens against the Company's assets and any related guarantee agreement by the Company in favor of Seller's Senior Secured Lenders or any other third party. Seller shall deliver to Buyer at the Closing such documents and instruments as Buyer shall reasonably request to evidence that Seller has complied with the provisions of this Section 6.2.

                  6.3 Notices to Obligors. Seller hereby agrees that, upon the request of Buyer from and after the Closing, it will sign a form of notification for delivery by Buyer to all obligors of BRC and its Subsidiaries notifying them of the sale of the Shares and that payment in respect of such obligors' financial obligations to BRC and/or its Subsidiaries should be made directly to Buyer at the address set forth in such notification. From and after the Closing, Seller shall promptly pay to Buyer an amount equal to the monies received by Seller from and after such date that are attributable to such obligors' financial obligations to BRC and its Subsidiaries.

                  6.4 Bank Accounts. Upon the request of Buyer from and after the Closing, Seller and BRC shall, or BRC shall cause its applicable Subsidiary to, change the names of the accounts and the names of the respective officers, employees, agents or other similar representatives of Seller or the Company, as applicable, authorized to transact business with respect to the accounts, safe deposit boxes, lock boxes or other relationships with the banks, trust companies, securities brokers and other financial institutions set forth in
Schedule 4.37, all in accordance with the instructions provided by Buyer to Seller prior to the Closing Date.

                  6.5 Payroll and Employee Expenses; Other Pre-Closing Expenses.

                           (a) Subject to Section 6.5(b), Seller shall be responsible for all payroll and related costs and expenses of the Employees including but not limited to gross payroll, tax withholdings, any benefits for employees, any employment related taxes and charges and any third party service fees through and including the Closing Date.

                           (b) Buyer shall pay accrued bonuses to the individuals set forth on Schedule 6.5 in an amount not to exceed $465,300.00 in the aggregate; provided, Seller shall reimburse Buyer for an amount equal to the product of (i) .5 and (ii) the amount of such bonuses paid by Buyer within 10 business days after receipt of written notice from Buyer that such payment has been made.

                           (c) Seller shall be responsible for the payment of all checks outstanding as of the Closing Date relating to payments made by or on behalf of the Company.

                  6.6 Segregation of Database. After the Closing and no later than January 20, 2001, Seller shall, at Seller's sole cost and expense, segregate Seller's computerized records and transaction data for the Company into a separate database to accurately reflect the financial position and results of operations of the Company as of January 1, 2001.

                  6.7 Payoff of ACS Promissory Notes. At the Closing, Seller shall deliver to ACS by wire transfer of immediately available funds (to the account specified by ACS) an aggregate amount sufficient to payoff all principal, accrued interest, premiums if any and all other amounts due under the promissory notes listed on Schedule 6.2.

                  6.8 Payoff of Vehicle Leases. As soon as practicable after Closing and no later than January 15, 2001, Seller shall payoff all amounts due under the existing loans on any of the vehicles owned by BRC or its Subsidiaries and provide evidence to Buyer of the release of any and all liens on any such vehicles.

                  6.9 Amended and Restated Non-Disturbance Agreement. As soon as practicable after Closing and no later than January 15, 2001, Seller shall deliver to ACS an executed Amended and Restated Non-Disturbance Agreement in the form attached hereto as Exhibit A, subject to any changes that may be reasonably requested by Colonial Bank and approved by ACS, whose approval shall not be unreasonably withheld.

                                  ARTICLE VII

                           COVENANTS OF ACS AND BUYER

                  7.1 Further Actions. ACS and Buyer agrees to execute and deliver such instruments and take such other actions as may reasonably be required to carry out the intent of this Agreement.

                  7.2 Release of Guarantees. ACS and Buyer shall from time to time after the Closing Date provide to Seller and to the Company such information with respect to ACS and Buyer as may be reasonably requested to assist the Company and Seller in obtaining a release of all of Seller's obligations under the Contracts listed on Schedule 7.2 relating to the guarantee of any obligation or liability of the Company (collectively, the "Guaranty Contracts"), and will execute and deliver guarantees in substantially the same form as that heretofore executed by Seller if required in order to obtain the release of Seller.

                  7.3 Employment. Effective as of the Closing Date, except for those Company employees specified on Schedule 7.3 (the "Excluded Employees"), the Employees of the Company as of the Closing Date (the "Continuing Employees") shall continue to be employed by the Company, but subject to the standard policies and procedures generally applicable to the employees of ACS and its subsidiaries and the provisions of Sections 7.4 and 7.5 below. The Excluded Employees will resign their positions with the Company effective as of the Closing Date. Any costs or liabilities of any nature whatsoever associated with the resignation of and/or termination of any employment agreement with, the Excluded Employees shall be borne solely by Seller.

                  7.4 Treatment of Employees under Buyer's Benefit Plans.

                  (a) In connection with the transactions contemplated by this Agreement, neither ACS nor Buyer shall assume (i) any of Seller's employee benefit plans (within the meaning of Section 3(3) of ERISA) or other employee benefit programs or fringe benefit arrangements ("Seller Plans"), or (ii) any of the liabilities under or arising out of or in connection with such plans, programs or arrangements, including, but not limited to, any liabilities that may have arisen, or arise, out of a failure to comply with any contractual or legal requirement pertaining to such a benefit plan, program or arrangement nor shall any of the Continuing Employees participate in any Seller Plan after the Closing Date. All Seller Plans and related liabilities shall remain the sole responsibility of Seller. Government Record Services, Inc. shall withdraw as a participating employer from all employee benefit plans sponsored by Seller effective as of the close of business on the Closing Date.

                  (b) The Continuing Employees and, where applicable, their eligible dependents, may elect to be covered on and after the Closing Date under the benefit plans, programs, and arrangements of Buyer ("Buyer Plans"). If such Continuing Employees and/or their eligible dependents elect such coverage, coverage shall commence immediately and be under the terms of Buyer Plans without the application of any waiting periods so that the Continuing Employees and their eligible dependents will have no interruption of coverage, except that participation in the Buyer's 401(k) Plan (as hereinafter defined) will commence on the first applicable entry date (as defined in the Buyer's 401(k) Plan) that occurs on or after the Closing Date. Medical and dental benefit coverage under the applicable plan of Buyer shall be available to the Continuing Employees and eligible dependents for preexisting conditions to the extent required by Health Insurance Portability Accountability Act.

                  (c) Except for severance benefits, if any, Buyer agrees that the Continuing Employees shall be credited with all service for Seller, any present or former members of a controlled or affiliated group within the meaning of Code section 414 of which Seller is or was a member, and any predecessors of Seller for purposes of eligibility to participate, vesting, eligibility for benefits, and the amount or accrual of benefits under Buyer Plans. The Continuing Employees shall commence accruing benefits under Buyer's Plans on the first applicable entry date (as defined in such plans) that occurs on or after the Closing Date provided they enroll in such Buyer Plans. Buyer shall be responsible for all claims arising under Buyer's welfare plans (within the meaning of ERISA section 3(1)) on and after the Closing Date with respect to the Continuing Employees and, where applicable, their eligible dependents. Seller shall be responsible for reimbursement of all covered expenses incurred and submitted under its welfare plans prior to the Closing Date with respect to the Continuing Employees and their eligible dependents regardless of when such claims or costs are reported or paid. In addition, Seller shall be responsible for all administrative and ancillary costs relating to the claims incurred prior to the Closing Date regardless of when paid or reported.

                  (d) Buyer shall not assume any liability to provide benefits including post-retirement benefits, that arise out of Seller's welfare plans for any Continuing Employees or any other individuals who have separated from service or become inactive, or are no longer deemed to be active employees with the Company or Seller on or prior to the Closing Date. Seller agrees to indemnify and hold ACS and Buyer harmless, effective at and from the Closing Date, against and in respect of all losses, liabilities, damages, costs and expenses (including costs of suit and reasonable attorneys' fees and expenses) incurred by Buyer in respect of any claims by

Continuing Employees or any individuals who have separated from service or become inactive, or are no longer deemed to be active employees with the Company or Seller on or prior to the Closing Date for benefits, including post-retirement benefits or post employment benefits, under Seller's welfare plans. This indemnity shall survive Closing. Any liability or accrued payable for any post employment benefit provided by Seller is the sole liability of Seller.

                  (e) Seller shall be solely responsible for compliance with the notice requirements and providing benefits as required by Code section 4980B and ERISA section 601 et seq. ("COBRA") for all Qualifying Events (as defined in Code section 4980B(f) (3) and ERISA section 603) that occur with respect to the Continuing Employees and their eligible dependents (including all existing COBRA participants or individuals potentially eligible for COBRA benefits prior to the Closing Date) before the Closing Date. Seller shall be solely responsible for giving notice to individuals whose employment with the Company will not continue after the Closing Date as provided in Section 7.3 above and for providing benefits for any such individuals who elect COBRA continuation coverage through the Seller Plans. Buyer shall be solely responsible for compliance with the notice requirements and providing benefits to Continuing Employees, as required by COBRA for all Qualifying Events occurring on or after Closing Date (except for employees whose employment with the Company will not continue on or after the Closing Date) with respect to the Continuing Employees and their eligible dependents.

                  (f) Within 90 days after the Closing Date, Buyer shall either identify an already existing or establish a new qualified retirement plan (the "Buyer's 401(k) Plan"), which is intended to comply with the requirements of Code sections 401(a) and (k) so as to permit, subject to the satisfaction of the conditions to such transfer specified below in this paragraph, the direct rollover of the Continuing Employees' account balances in the Tyler Technologies, Inc. 401(k) Profit Sharing Plan and Trust ("Seller's 401(k) Plan") to Buyer's 401(k) Plan. Buyer's 401(k) Plan shall provide service credit to the Continuing Employees, for purposes of eligibility to participate and vesting, for their service with Seller, any present or former members of a controlled or affiliated group within the meaning of Code section 414 of which Seller is or was a member, and any predecessors of Seller. Seller agrees that it will cause the trustee for Seller's 401(k) Plan to directly rollover the account balances of the Continuing Employees who elect a rollover to the trustee for Buyer's 401(k) Plan and Buyer agrees that it will cause the trustee for Buyer's 401(k) Plan to accept the transfer of such account balances. Not later than six months after the Closing Date, Seller shall provide to Buyer (i) a copy of the favorable determination letter issued by the Internal Revenue Service evidencing that Seller's 401(k) Plan satisfies the requirements of Section 401(a) and (e) of the Code, and (ii) such copies of records concerning Seller's 401(k) Plan and the participation of the Continuing Employees in Seller's 401(k) Plan as Buyer shall reasonably request for purposes of administering Buyer's 401(k) Plan and submitting such plan to the Internal Revenue Service to request a favorable determination letter. In the event that Seller does not provide Buyer with such favorable determination letter by such date, then Seller and Buyer agree that no direct rollover of Continuing Employees' account balances in Seller's 401(k) Plan will be permitted. In connection with the foregoing, Seller agrees to fully vest all of the Continuing Employees under any Seller 401(k) Plan (as hereinafter defined).

Seller will take all necessary steps with respect to any Continuing Employees who have plan loans so as not to cause a default under such loans in connection with any such rollover.

                  7.5 Limitations. Buyer's agreement to continue the employment of the Continuing Employees in accordance with the standard policies and practices of ACS and to make available the benefits generally discussed above shall not be deemed and shall in no way constitute Buyer's agreement that the Company shall employ the Continuing Employees for a particular term or period of time; it being the intention of Buyer that the Company provide employment to the Continuing Employees on an employment at will basis. It is Buyer's present intention to continue to make available the benefits generally described above based upon the benefits for the ACS division under which the Company will operate provided to similarly situated employees of such division; provided, however, that following the Closing Date, Buyer, in the exercise of its business judgment, will be entitled in its sole discretion to modify the compensation and benefits provided to the Continuing Employees.

                  7.6 Ordinary Course. Buyer agrees not to cause the Company to engage in a transaction on the Closing Date which occurs after the Closing that is not in the ordinary course of business, other than transactions resulting from a 338 Election.

                                  ARTICLE VIII

                              DELIVERIES AT CLOSING

                  8.1 Deliveries by Seller to Buyer. At the Closing, in addition to making the payment described in Section 3.2(c), Seller shall deliver, or shall cause to be delivered, to Buyer the following:

                           (a) the certificates evidencing the Shares, and such instruments or documents evidencing the sale, assignment, transfer and conveyance by Seller to Buyer of the Shares in accordance with the terms hereof;

                           (b) the certificates evidencing the issued and outstanding shares of capital stock of each Subsidiary except Government Records Services, Inc. and Title Records Corporation, which certificates are already in the possession of ACS and shall be deemed delivered by Seller hereunder as of the Closing Date;

                           (c) a certificate of the Secretary or an Assistant Secretary of each of Seller and BRC, dated the Closing Date, setting forth resolutions of the board of directors of each of Seller and BRC authorizing the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date;

                           (d) a certificate of the Secretary or an Assistant Secretary of each of Seller and BRC attesting as to the incumbency and signature of each officer of Seller or BRC, as applicable, who shall execute this Agreement and any other Seller Transaction Agreement and certifying as being complete and correct the copies attached to such certificate of the articles of incorporation and bylaws of BRC, the certificate of incorporation or bylaws of each of the Subsidiaries and the certificate and incorporation and bylaws of Seller, each as in effect on such date;

                           (e) a certificate of existence of BRC from the Secretary of State of the State of Texas and a certificate of the good standing of BRC from the Texas Comptroller's Office, and a certificate of qualification of BRC as a foreign entity authorized to do business in each state in which they are so qualified, in each case dated as of a date not earlier than 5 days prior to the Closing Date;

                           (f) a certificate of good standing of Seller from the Secretary of State of the State of Delaware, dated as of a date not earlier than ten (10) days prior to the Closing Date;

                           (g) a certificate of the good standing of each Subsidiary from the applicable Governmental Authority of the State of its incorporation, in each case dated as of a date not earlier than ten
         (10) days prior to the Closing Date;

                           (h) the originals of all minute books, stock transfer records and corporate and other records of BRC and each of its Subsidiaries;

                           (i) satisfactory evidence of the resignation of such of the present directors and officers of BRC as Buyer may require;

                           (j) a duly executed copy of the Data Updating Agreement;

                           (k) a duly executed copy of the Transition Services Agreement in the form attached hereto as Exhibit B (the "Transition Agreement");

                           (l) a duly executed copy of the Sublease Agreement in the form attached hereto as Exhibit C (the "Sublease");

                           (m) a duly executed copy of the Non-competition Agreement in the form of Exhibits D attached hereto (the
         "Non-competition Agreement");

                           (n) a duly executed copy of Second Amendment in the form attached hereto as Exhibit E;

                           (o) all consents or waivers referenced on Schedule
         4.5;

                           (p) evidence satisfactory to Buyer and ACS that BRC's only direct and indirect Subsidiaries are Government Records Services, Inc., Title Records Corporation, RTS Holdings, Inc. and PRETS Holdings, Inc.;

                           (q) an opinion from H. Lynn Moore, Jr., in house counsel for Seller and the Company, in substantially the form attached hereto as Exhibit F;

                           (r) copies of any and all releases, termination statements and other documents and instruments, dated on or within five days prior to the Closing Date, as are necessary to remove and release the Liens specified on Schedule 1.1;

                           (s) a duly executed copy of a letter or other written instrument from Seller's Senior Secured Lenders to Seller evidencing
         (i) Seller's Senior Secured Lenders's consent to certain matters and
         (ii) the release of all of BRC's and each Subsidiary's obligations under Seller's credit facility with Seller's Senior Secured Lenders relating to the guarantee of any obligation or liability of BRC and the Subsidiaries, and related liens on Company assets, substantially in the form of Exhibit G;

                           (t) a non-disturbance and attornment agreement for each of the Real Property Leases assigned to Seller's Senior Secured Lenders;

                           (u) a pro forma balance sheet of the Company as of September 30, 2000 setting forth the assets and liabilities being assumed by Buyer hereunder as if the transaction contemplated by this Agreement had taken place on that date; and

                           (v) termination and release agreements for any Excluded Employee who was a party to a written employment agreement with BRC or any of its Subsidiaries.

                  8.2 Deliveries by Buyer to Seller. At the Closing, in addition to making the payments described in Sections 3.2(a) and (b), Buyer shall deliver to Seller the following:

                           (a) [intentionally omitted]

                           (b) [intentionally omitted]

                           (c) a certificate of a duly authorized officer of Buyer, dated the Closing Date, setting forth the resolutions of the board of directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date;

                           (d) a certificate of a duly authorized officer of ACS, dated the Closing Date, setting forth the resolutions of the special transaction committee of ACS authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date;

                           (e) a certificate of the Secretary or an Assistant Secretary of Buyer attesting as to the incumbency and signature of each officer of Buyer who shall execute this Agreement or any other Buyer Transaction Agreement;

                           (f) a certificate of the Secretary or an Assistant Secretary of ACS attesting as to the incumbency and signature of each officer of ACS who shall execute this Agreement or any other Buyer Transaction Agreement;

                           (g) a duly executed copy of the Transition Services Agreement;

                           (h) a duly executed copy of the Sublease Agreement;

                           (i) a duly executed copy of the Non-competition Agreement;

                           (j) a duly executed copy of the guarantee of the Lease Agreement, dated September 29, 2000, between William D. Oates and Marilyn Oates and Government Records Services, Inc.; and

                           (k) a duly executed copy of the Data Updating Agreement.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  9.1 Seller Indemnification. Subject to the limitations set forth in Section 9.4 hereof, Seller hereby agrees to indemnify and hold ACS, Buyer and each of their Affiliates, and the officers, directors, employees and agents thereof, harmless from and against any and all claims, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses, including without limitation, cost of investigation and defense, and reasonable attorneys' fees and expenses, net of any collected insurance proceeds (collectively, "Losses"), arising out of, based upon, attributable to or resulting from any (a) breach of any representation, warranty, agreement or covenant on the part of either Seller or BRC (excluding, however, in the case of BRC, any breach of any agreement or covenant occurring following the Closing Date) contained in or pursuant to this Agreement or any of the Seller Transaction Agreements, (b) breach of the Existing Oates Noncompetition Agreement or the Noncompetition Agreement, (c) subject to the provisions of Article X, Taxes imposed on the Company for (i) any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period deemed to end on and including the Closing Date and (ii) any transfer Taxes from the transactions contemplated hereby, and (d) obligations of the Company to indemnify any Person pursuant to written agreements entered into by the Company prior to the Closing arising out of facts or circumstances existing prior to the Closing Date.

                  9.2 Buyer Indemnification. ACS and Buyer hereby agree to indemnify and hold Seller harmless from and against any and all Losses arising out of, based upon, attributable to or resulting from any (a) breach of any representation, warranty, agreement or covenant on the part of ACS or Buyer contained in or made pursuant to this Agreement or any of the Buyer Transaction Agreements, (b) subject to the provisions of Article X, Taxes imposed on the Seller for any taxable period that begins on or after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle

Period deemed to begin after the Closing Date and (c) of the Guaranty Contracts.

                  9.3 Indemnification Procedures.

                           (a) If any third party asserts any claim against a party to this Agreement which, if successful, would entitle the party to indemnification under this Article IX (the "Indemnified Party"), it shall give notice of such claim to the party from whom it intends to seek indemnification (the "Indemnifying Party") and the Indemnifying Party shall have the right to assume the defense and, subject to
         Section 9.3(b), settlement of such claim at its expense by representatives of its own choosing acceptable to the Indemnified Party (which acceptance shall not be unreasonably withheld). The failure of the Indemnified Party to notify the Indemnifying Party of such claim shall not relieve the Indemnifying Party of any liability that the Indemnifying Party may have with respect to such claim, except to the extent that the defense is materially prejudiced by such failure. The Indemnified Party shall have the right to participate in the defense of such claim at its expense (which expense shall not be deemed to be a Loss), in which case the Indemnifying Party shall cooperate in providing information to and consulting with the Indemnified Party about the claim. If the Indemnifying Party fails or does not assume the defense of any such claim within 15 days after written notice of such claim has been given by the Indemnified Party to the Indemnifying Party, the Indemnified Party may defend against or, subject to Section 9.3(b), settle such claim with counsel of its own choosing at the expense (to the extent reasonable under the circumstances) of the Indemnifying Party.

                           (b) If the Indemnifying Party does not assume the defense of a claim involving the asserted liability of the Indemnified Party under this Article IX, no settlement of such claim shall be made by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party assumes the defense of such a claim,
         (i) no settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other claim that may be made against the Indemnified Party, (B) the sole relief provided is monetary damages that have been paid in full by the Indemnifying Party, and (C) the settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim, and (ii) the Indemnified Party shall have no liability with respect to any compromise or settlement thereof effected without its consent.

                  9.4 Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement:

                           (a) Seller shall not have any obligation to provide indemnification for Losses pursuant to Section 9.1 arising out of or related to breaches of representations and warranties except to the extent that the aggregate amount of all such Losses exceeds $250,000 (the "Basket Amount"), in which case Seller shall be liable to Buyer for the full amount of such Losses in excess of the first $250,000 thereof; provided that the foregoing limitation shall not apply to indemnifiable Loses resulting from (x) any breach of a representation or warranty contained in any of Sections 4.1, 4.2, 4.3, 4.13, 4.14, 4.15(f), 4.17, 4.18, 4.19, 4.26 or 4.34 (the "Excluded
         Representations"), (y) any claim for indemnification pursuant to
         Section 9.1(b), (c) or (d), or (z) the breach of any covenant or agreement of Seller included in this Agreement or any Seller Transaction Agreement (collectively, the "Basket Exclusions"). Seller shall be obligated to pay all Losses based on the Basket Exclusions without regard to the individual or aggregate amounts thereof and without regard to whether the aggregate of all Losses shall have exceeded, in the aggregate, the Basket Amount. The maximum obligation of Seller to provide indemnification pursuant to this Article IX shall be limited to $10,650,000 in the aggregate; provided, however, that the foregoing limitation shall not apply to any Losses arising from (i) the breach of an Excluded Representation, (ii) any claim for indemnification pursuant to Section 9.1(b), (c) or (d), (iii) arising out of the breach of any covenant or agreement of Seller included in this Agreement or any Seller Transaction Agreement or (iv) arising out of the actual fraud of Seller.

                           (b) Neither ACS nor Buyer shall have any obligation to provide indemnification for Losses pursuant to Section 9.2 arising out of or related to breaches of representations and warranties except to the extent that the aggregate amount of all such Losses pursuant to such Section exceeds the Basket Amount in which case Buyer shall be liable to Seller for the full amount of such Losses in excess of the first $250,000 thereof; provided that (i) the foregoing limitation shall not apply to indemnifiable Loses resulting from any claim for indemnification pursuant to Section 9.2(b) or (c) and (ii) ACS and Buyer shall be obligated to provide indemnification for all Losses arising out of or related to the breach of any covenant or agreement of ACS or Buyer included herein or in any Buyer Transaction Agreement without regard to the Basket Amount. The maximum obligation of ACS and Buyer to provide indemnification for Losses arising out of or related to breaches of representations and warranties (but not for any breach of any covenant or agreement of ACS and Buyer) pursuant to this Article IX shall be $10,650,000 in the aggregate.

                           (c) The representations and warranties of Seller on the one hand, and ACS and Buyer, on the other, contained in this Agreement shall survive the Closing until the second anniversary of the Closing Date; provided, however, that (i) the representations contained in Sections 4.13, 4.17, and 4.18 shall continue until the expiration of the applicable statute of limitations relating to the cause of action giving rise to Losses, (ii) the representations contained in Sections 4.1, 4.2, 4.3, 4.14, and 4.19 shall survive indefinitely and (iii) the representation contained in Section 4.34 shall survive as long as the term of the Existing Oates Noncompetition Agreement. The representations and warranties of BRC shall expire as of the Closing Date.

                  9.5 Bexar County Agreement. For purposes of this Article IX, if Buyer incurs any Loss for which it is entitled to indemnification under
Section 9.1 as a result of the failure of Seller to obtain a consent prior to the Closing of Bexar County Commissioner's Court under the Contract Number BC98-74 Microfilming Services, dated November 28, 1997 between Government Records Services, Inc. and Bexar County (the "Bexar County Contract"), the value of the Bexar County Contract shall be deemed to be $1,200,000.

                                   ARTICLE X

                                      TAXES

                  10.1 Tax Returns and Payments.

                           (a) Buyer shall, unless otherwise reasonably
requested by Seller, cause the Company to consent to join, for all taxable periods of the Company ending on or before the Closing Date for which the Company is eligible to do so, in any unitary, consolidated or combined federal, state, local or foreign income Tax Returns with Seller (including franchise tax returns based upon income). Seller shall cause to be prepared and filed all such unitary, consolidated or combined income Tax Returns. Buyer agrees to cooperate with Seller in the preparation of the portions of such income Tax Returns pertaining to the Company, and hereby agrees to take no position inconsistent with the Company's being a member of the consolidated or combined group of which Seller is a member for all such periods. Prior to filing any Tax Return which includes the impact of this transaction, and at least 30 days before the due date of such return, the Seller shall provide to the Buyer, for its review and comment, copies of such returns or extracts therefrom sufficient to apprise Buyer of the proposed treatment of this transaction. The Seller agrees to consider changes requested by the Buyer and to make any such changes that have no material adverse effect on Seller and which are otherwise reasonably acceptable to the Seller. Final copies of such Tax Returns (or extracts therefrom) shall be provided to the Buyer promptly after the filing of such Tax Returns. The parties agree that if the Company is permitted, but not required, under applicable Tax Laws to treat the Closing Date as the last day of a Tax Period, they will treat the Tax Period as ending on the Closing Date. Seller shall timely pay all income taxes to which the income Tax Returns described in this Subsection 10.1(a) relate for all periods covered thereby.

                           (b) Seller shall cause to be prepared and to be
timely filed all required state, local and foreign Tax Returns of the Company (other than those caused to be filed by Seller pursuant to Section 10.1(a)) for any period which ends on or before the Closing Date, for which Tax Returns have not been filed as of the Closing Date. At least 30 days before the due date of such return, the Seller shall deliver a copy of such returns to the Buyer for its review and comment. The Seller agrees to consider any changes requested by the Buyer and to make any such changes that have no Material Adverse Effect and which are otherwise reasonably acceptable to the Seller. Final copies of such Tax Returns shall be provided to the Buyer promptly after the filing of such Tax Returns. Buyer shall be responsible for preparing and filing all Tax Returns required to be filed by or on behalf of BRC and its Subsidiaries for taxable periods ending after the Closing Date. All such returns of the Company for periods ending on or prior to, or which include, the Closing Date shall be prepared on a basis that is consistent with the manner in which Seller or the Company prepared or filed such Tax Returns for prior periods.

                           (c) (i) Seller shall indemnify and hold harmless Buyer, the Company and their respective Affiliates, successors and assigns and the employees, directors, officers and agents of each with respect to any and all Taxes that may be imposed on Buyer, the Company or in respect of their business or assets (A) with respect to any taxable period of the Company or any unitary, consolidated or combined group of which the Company was a member ending on or prior to the Closing Date or allocated to Seller pursuant to subparagraph (ii) of this Section 10.1(c) (the "Pre-Closing Taxes"), (B) to the extent such Taxes arise as a result of a breach or inaccuracy of any representation contained in Section 4.18, or (C) under Treasury Regulation Section 1.1502-6 or any comparable state, local or foreign tax provision, as a result of the membership of the Company in any unitary, consolidated or combined group that included Seller.

                                    (ii) If, for any United States federal,
         state, local or foreign tax purposes, the taxable period of the Company does not terminate on the Closing Date, Taxes, if any, attributable to any taxable period of the Company that includes (but does not end on) the Closing Date (each such period, a "Straddle Period") shall be allocated to (A) Seller for the period up to and including the Closing Date, and (B) Buyer for the period subsequent to the Closing Date. For purposes of the preceding sentence, Taxes for the period up to and including the Closing Date and for the period subsequent to the Closing Date shall be determined on the basis of an interim closing of the books as of the close of business on the Closing Date as if such taxable period consisted of one taxable period ending on and including the Closing Date followed by a taxable period beginning on the day following the Closing Date or under such other reasonable method as the parties may agree. For purposes of this subparagraph (ii), exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, and non-income Taxes (such as ad valorem Taxes) that relate to periods of time, shall be apportioned on a daily basis. In addition, the Texas franchise tax determined with respect to capital or income of the Company (i) during 2000 shall be considered a tax with respect to the period from January 1, 2000, to December 31, 2000, for purposes of this Agreement, and (ii) during 2001 shall be considered a tax with respect to the period from January 1, 2001, to December 31, 2001, for the purposes of this Agreement.

                           (d) With respect to any Tax Return required to be filed by Buyer pursuant to Section 10.1(b) for a Straddle Period, Buyer shall provide Seller with copies of such completed Tax Return and a statement setting forth the amount of Tax shown on such Tax Return that is allocable to Seller pursuant to Section 10.1(c)(ii) (the "Statement") at least 15 business days prior to the due date for the filing of such Tax Return. Not later than five days before the due date for payment of Taxes with respect to such Tax Return, Seller shall pay to Buyer an amount equal to the Taxes shown on the Statement as being allocable to Seller. In addition, if the Pre-Closing Taxes with respect to a Straddle Period, calculated in accordance with Section 10. 1(c), are less than the Tax payments made on or before the Closing Date by or on behalf of the Company with respect to such Straddle Period Buyer shall cause the Company to pay over to Seller the excess of such Tax payments over such Pre-Closing Taxes concurrently with the filing of the Tax Return for the Straddle Period.

                  10.2 Refunds. Any refunds or credits of federal, state, local and foreign Taxes (including any interest thereon) received by or credited to the Company or Seller attributable to periods ending on or prior to the Closing Date, or attributable to periods which include the Closing Date that were not borne by Buyer pursuant to Section 10.1(c) (collectively, "Seller Refunds"), shall be for the benefit of Seller, and Buyer shall use reasonable commercial efforts to obtain any Seller Refunds and shall cause the Company to pay over to Seller any Seller Refunds within 15 business days after receipt or credit thereof; provided, however, that Seller shall reimburse Buyer for reasonable costs or expenses incurred in connection with obtaining such Seller Refunds.

                  10.3 Cooperation. The Sellers, the Buyer and the Company will provide each other with such cooperation and information as any of them reasonably may request of another in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Each such party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each such party will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company for the Tax period first ending after the Closing Date and for all prior Tax periods until the later of (a) the expiration of the statute of limitations of the Tax periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by another party in writing of such extensions for the respective Tax periods or (b) five years following the due date (without extension) for such Tax Returns. Any information obtained under this section shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding. Buyer shall prepare and provide to Seller such federal, state, local and foreign Tax information packages as Seller shall reasonably request for use in preparing any Tax Return that relates to the Company. Such information packages shall be completed by Buyer and provided to Seller within 60 days after a request therefor. Notwithstanding any other provisions hereof, each party shall bear its own expenses in complying with the foregoing provisions.

                  10.4 Buyer's Taxes. Buyer shall pay, or cause to be paid, and Buyer and the Company shall jointly and severally indemnify Seller and its Affiliates, successors and assigns and the employees, directors, officers and agents of each against and hold them harmless from any and all liability for Taxes of Buyer, BRC or its Subsidiaries with respect to any taxable period ending after the Closing, other than any such Taxes allocable to Seller, pursuant to Section 10.1(c)(ii).

                  10.5 Miscellaneous. For purposes of Sections 10.1(c)(i) and 10.4, the indemnification procedures of Section 9.3 shall be applicable.

                  10.6 Section 338(h)(10) Election. Seller and Buyer shall join in an election to have the provisions of Section 338(h)(10) of the Code, the regulations thereunder and any analogous provision of state or local law (any such election, a "338 Election") apply to the acquisition of the Shares of BRC. Buyer may choose to make such election for any one or more of the Subsidiaries, but shall make such election for Government Records Services, Inc. Seller will pay any federal Tax imposed on the Company attributable to making the Section 338 Election and any corresponding state Tax in connection with the deemed sale of the Company's assets as a result of the Section 338 Election and shall indemnify and hold Buyer and its Affiliates harmless from any tax liability (including interest and penalties) arising out of the failure of the Seller to pay such Taxes. The allocation of the Purchase Price (or, if applicable, the "modified aggregate deemed sale price") among the Company's assets shall be made in accordance with Section 338 and the Treasury Regulations thereunder and any comparable provisions of state or local law, as applicable. Such allocation shall be determined by Buyer and delivered to Seller at least 90 days prior to the date an IRS Form 8023 is required to be filed in respect of the acquisition of the Shares (such allocation, the "Proposed Allocation"). Seller shall accept the Proposed Allocation unless it would be unreasonable to do so. If Seller believes that the Proposed Allocation is unreasonable, it shall notify Buyer within 30 days of its receipt of the Proposed Allocation and the manner in which Seller would modify the Proposed Allocation to make it reasonable (such modified allocation, the "Modified Allocation"). If Buyer and Seller are unable to resolve their differences within 15 days, the matter shall be referred the Independent Accountant. The Independent Accountant shall determine whether the Proposed Allocation was reasonable. If the Independent Accountant determines that the Proposed Allocation was reasonable, such allocation shall be the "Final Allocation." If the Independent Accountant determines that the Proposed Allocation was not reasonable, the Modified Allocation shall be the "Final Allocation." Buyer and Seller shall each file Internal Revenue Service Form 8023 (and any applicable forms required under state or local law) in respect of each 338 Election in a timely manner consistent with the Final Allocation and shall not take any position on any Tax Return that is inconsistent with the Final Allocation. Seller shall provide evidence to the Buyer that such forms were filed. Seller agrees to indemnify Buyer against any lost Tax benefits (based on the present value of such lost benefits, assuming a 15 year reference period and 7% discount factor) resulting from an invalid Section 338 Election caused by the failure of the Seller to fulfill the foregoing agreements.

                  10.7 Sales and Use Taxes; Property Taxes. Seller shall be responsible for the payment of (a) any sales or use Taxes due as a result of the transactions contemplated in this Agreement and (b) all property Taxes for which property was held on January 1, 2000, but not paid as of the Closing Date.

                  10.8 Tax Audits. Buyer shall promptly notify Seller in writing in the case of an audit or administrative or judicial proceeding of the Company that relates to periods ending on or before the Closing Date. Seller shall have the right at its expense to participate in and control the conduct of such audit or proceeding to the extent that such audit or proceeding relates to a potential adjustment for which Seller might be liable. With respect to a potential adjustment of Taxes of the Company for which both the Seller and Buyer could be liable, or which involves an issue that recurs in a period ending after the Closing Date (whether or not the subject of audit at such time), (i) both Buyer and Seller may participate at their own expense in the audit or proceeding, and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for a future Tax period. Neither Buyer nor Seller shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld.

                                   ARTICLE XI

                                     GENERAL

                  11.1 Amendments. This Agreement may only be amended by an instrument in writing executed by Buyer and Seller.

                  11.2 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in a writing signed by the party entitled to enforce such term and against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

                  11.3 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given (and shall be deemed to have been duly given upon receipt) if sent by overnight mail, registered mail or certified mail, postage prepaid, or by hand, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      If to Buyer, to:



                                    ACS Enterprise Solutions, Inc.
                                    2828 North Haskell
                                    Dallas, Texas 75204
                                    Attn: General Counsel

                           (b)      If to ACS, to:

                                    Affiliated Computer Services, Inc.
                                    2828 North Haskell
                                    Dallas, Texas 75204
                                    Attn: General Counsel

         With a copy (which shall not constitute effective notice) to:

                                    Neel Lemon
                                    Baker Botts L.L.P.
                                    2001 Ross Avenue
                                    Dallas, Texas 75201

                           (c)      If to BRC, to:

                                    Business Resources Corporation
                                    2800 West Mockingbird Lane
                                    Dallas, Texas 75235
                                    Attn: General Counsel

                           (d)      If to Seller, to:

                                    Tyler Technologies, Inc.
                                    2800 West Mockingbird Lane
                                    Dallas, Texas 75235
                                    Attn: General Counsel

         With a copy (which shall not constitute effective notice) to:

                                    John Sterling
                                    Gardere Wynne Sewell LLP
                                    3000 Thanksgiving Tower
                                    1601 Elm Street
                                    Dallas, Texas 75201-4761

                  11.4 Successors and Assigns; Parties in Interest. This Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned without the written consent of the other parties except that Buyer may assign any or all of its rights, interest and obligations hereunder to any of its Affiliates and/or its financing sources (provided that no such assignment shall discharge Buyer from any such obligations). Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto and their respective successors, legal representatives and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no Person shall be deemed a third party beneficiary under or by reason of this Agreement.

                  11.5 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective.

                  11.6 Entire Agreement. This Agreement (including the exhibits and Schedules hereto, and the documents and instruments executed and delivered in connection herewith) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement and the documents and instruments executed and delivered in connection herewith; provided, however, that the Buyer Confidentiality Agreement shall remain in full force and effect according to its terms and shall survive and remain in full force and effect in the event this Agreement is terminated. All exhibits and Schedules attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

                  11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction.

                  11.8 Remedies. Each of the parties hereto acknowledges and agrees that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the other parties hereto, and
(ii) the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by other parties hereto without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof, which rights shall be cumulative and in addition to any other remedy to which the parties hereto may be entitled hereunder or at law or equity.

                  11.9 Disputes. If the parties are unable to resolve any disagreement, dispute, controversy or claim that may arise out of the transactions contemplated by this Agreement, including, without limitation, the failure to agree upon any item requiring a mutual agreement of the parties hereunder, they shall resolve the disagreement or dispute as follows:

                  (a) Seller may refer the matter to the Chief Executive Officer of Seller and Buyer may refer the matter to the Chief Financial Officer of ACS (the "Officers") by giving the other party written notice (a "Notice"). Within 30 days after delivery of a

         Notice, the Officers of both parties shall meet at a mutually acceptable time and place to exchange relevant information and to attempt to resolve the dispute.

                  (b) If the matter has not been resolved within 60 days after delivery of such Notice, or if the Officers fail to meet within 30 days after delivery of such Notice, either Seller or Buyer may initiate mediation. All negotiations conducted by the Officers pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State Rules of Evidence.

                  (c) In the event a dispute exists between the parties and the respective Officers are unable to resolve the dispute, the parties agree to participate in a non-binding mediation procedure as follows:

                           (i) A mediator will be selected by having counsel for
                  each party agree on a person to act as mediator. The parties' counsel as well as the Officers of each party and not more than two other participants from each party will appear before the mediator at a time and place determined by the mediator, but not more than 60 days after delivery of a Notice. The fees of the mediator and other costs of mediation will be shared equally by the parties.

                           (ii) Each party's counsel will have 45 minutes to
                  present a review of the issue and argument before the mediator. After each counsel's presentation, the other counsel may present specific counter-arguments not to exceed 10 minutes. The 45-minute and 10-minute periods will be exclusive of the time required to answer questions from the mediator or attendees.

                           (iii) After both presentations, the Officers may ask
                  questions of the other side. At the conclusion of both presentations and the question periods, the Officers and their counsels will meet together to attempt to resolve the dispute. The length of the meeting will be as agreed between the parties. Either party may abandon the procedure at the end of the presentations and question periods if they feel it is not productive to go further. This mediation procedure is not binding on either party.

                           (iv) The duties of the mediator are to be sure that
                  the above set-out time periods are adhered to and to ask questions so as to clarify the issues and understanding of the parties. The mediator may also offer possible resolutions of the issue but has no duty to do so.

                  (d) After applying the mediation procedures set forth above, or if either Seller or Buyer refuses to take part in the mediation process, either Seller or Buyer may pursue any remedies available to it at law or in equity.

                  (e) The provisions of this Section 11.9 shall not be construed to prevent either Seller or Buyer from instituting proceedings at law or in equity earlier (i) to avoid the expiration of any applicable limitations period; or (ii) where a party makes a good faith determination that a temporary restraining order or other immediate injunctive relief is the only adequate remedy.

                  (f) The dispute resolution procedures set forth above shall survive the termination of this Agreement.

                  11.10 Expenses. Seller and Buyer shall each bear their own expenses (including, without limitation, fees and disbursements of counsel, accountants and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby it being understood that if the Closing is consummated, Seller shall bear any transaction expenses incurred by the Company and Buyer may cause the Company (but not Seller) to bear the transaction costs incurred by Buyer.

                  11.11 Release of Information; Confidentiality. The parties shall cooperate with each other in releasing information concerning this Agreement and the transactions contemplated hereby. No press releases or other public announcements concerning the transactions contemplated by this Agreement shall be made by any party without prior consultation with, and agreement of, the other parties, except for any legally required communication by any party and then only with prior consultation and as much advance notice as is practicable under the circumstances requiring any announcement, together with copies of all drafts of the proposed text. The provisions of the Buyer Confidentiality Agreement shall remain in full force and effect.

                  11.12 Certain Acknowledgements. Buyer and ACS hereby acknowledge that (i) pursuant to Seller's cash management system, all cash generated by the Company is swept daily by Seller or its Affiliates and deposited into a lockbox account maintained by Seller or its Affiliates, (ii) as a result of Seller's cash management system, no cash is reflected on the balance sheet of BRC and its Subsidiaries and (iii) prior to Closing, (x) certain computer equipment accounted for on the books of Government Records Services, Inc. were indirectly transferred to Seller, (y) the stock of each of NNI Consulting, Inc., QRS Services, Inc., Automated Records Services, Inc., Appraisal Records Services, Inc., Data Processing Services, Inc., ETVS Holdings, Inc., Central Title Information Services, Inc., Abohsan Corporation, Tyler K, Inc. and Tyler SD, Inc. was transferred to Seller and (z) the promissory note from Max Harris in the principal amount of approximately $150,000 was assigned to Seller.

                  11.13 Certain Construction Rules. The article and section headings and the table of contents contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. In addition, as used in this Agreement, unless otherwise provided to the contrary, (a) all references to days, months or years shall be deemed references to calendar days, months or years and (b) any reference to a "Section," "Article," or

"Schedule" shall be deemed to refer to a section or article of this Agreement or an exhibit or schedule attached to this Agreement. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive.

                  11.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

                  11.15 Survival. Except as otherwise set forth in this Agreement, the representations and warranties made in this Agreement or in any agreement, certificate or other document executed in connection herewith and the covenants and agreements contained herein to be performed or complied with prior to the Closing shall not survive the Closing.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                          BUYER:

                                          ACS ENTERPRISE SOLUTIONS, INC., a
                                          Delaware corporation

                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



                                          ACS:

                                          AFFILIATED COMPUTER SERVICES, INC., a
                                          Delaware corporation

                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



                                          BRC:

                                          BUSINESS RESOURCES CORPORATION, a
                                          Texas corporation



                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                          SELLER:

                                          TYLER TECHNOLOGIES, INC., a Delaware
                                          corporation



                                          By:
                                             ----------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------

                                                                       EXHIBIT A
                              AMENDED AND RESTATED
                            NON-DISTURBANCE AGREEMENT


DATE: January ____, 2001

TO:   Affiliated Computer Services, Inc. and Government Records Services, Inc.

RE: Lease between William Oates and Marilyn Oates ("Landlord") and Government Records Services, Inc. ("Tenant") dated September 29, 2000 (the "Lease") covering the property described on Exhibit "A" ("Premises")

Gentlemen:

With reference to Lease of the described Premises, the undersigned covenants as follows:

1.    The Premises secures:

      (a) That certain loan in the original principal amount of $1,000,000.00, evidenced by (i) a promissory note or notes of even date with the First Deed of Trust (defined below) made by eiStream, Inc. and payable to the order of the undersigned, and (ii) that certain Deed of Trust, Security Agreement and Assignment of Rents ("First Deed of Trust") dated to be effective as of the 26th day of October, 2000, by Landlord in favor of Mark W, Wells, Trustee(s), as "Trustee" thereunder, recorded on November 1, 2000, as Document No. 1184581, in Volume 2000213, Page 01685 of the Real Property Records of Dallas County, Texas; and

      (b) That certain loan in the original principal amount of $5,000,000.00, evidenced by (i) a promissory note or notes of even date with the Second Deed of Trust (defined below) made by eiStream, Inc. and payable to the order of the undersigned, and (ii) that certain Deed of Trust, Security Agreement and Assignment of Rents ("Second Deed of Trust") dated to be effective as of the 17th day of November, 2000, by Landlord in favor of Mark W, Wells, Trustee(s), as "Trustee" thereunder, recorded on November 28, 2000, as Document No. 1210939, in Volume 2000230, Page 06179 of the Real Property Records of Dallas County, Texas.

      The loans referenced and described in subparagraphs (a) and (b) immediately above are together hereinafter referred to as the "Loan" and the First Deed of Trust and the Second Deed of Trust, together, are hereinafter referred to as the "Deed of Trust."

2. The Loan is current and to its actual knowledge, it knows of no facts or circumstances now existing, that the continuation of which would cause a default.

3. In the event: (i) the undersigned or any other party ("Successor") succeeds to the interest of Landlord under the Lease through acquisition of title to or right of possession of the

      Premises under the Deed of Trust through foreclosure, or otherwise, and
      (ii) Tenant agrees, upon such event, to be bound to the Successor under all of the terms, covenants and conditions of the Lease, then:

4. The Successor shall be in all respects bound by the Lease as Landlord and by all of Tenant's rights thereunder and Tenant shall continue occupancy of the Premises in accordance with all terms and provisions of the Lease, and so long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed or observed, (i) Tenant's occupancy of the Premises shall not be disturbed by the Successor in the exercise of any of its rights under the Deed of Trust during the term of the Lease or any extension or renewal thereof, and (ii) the Successor will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease provided that there is no default under the Lease.

This Amended and Restated Non-disturbance Agreement shall be effective as of December 29, 2000, and amends, restates and replaces in its entirety and in all respects that certain Non-disturbance Agreement (in substantially the same form and effect as this agreement) dated as of December 28, 2000.

                                       Your very truly,

                                       COLONIAL BANK


                                       By:
                                           ---------------------
                                           Scott Fagin

                                   EXHIBIT "A"

                             DESCRIPTION OF PREMISES

                                 [see attached]






                                       A

                                                                       EXHIBIT B

                          TRANSITION SERVICES AGREEMENT

                  This TRANSITION SERVICES AGREEMENT (this "Agreement") is made and entered into as of December 29, 2000, by and among Affiliated Computer Services, Inc., a Delaware corporation ("ACSI"), ACS Enterprise Solutions, Inc., a Delaware corporation ("Enterprise Solutions" and, together with ACSI, "ACS"), Tyler Technologies, Inc., a Delaware corporation ("Tyler"), and Business Resources Corporation, a Texas corporation ("BRC" and, together with ACS, Enterprise Solutions and Tyler, the "Parties", and each individually a "Party"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in that certain Stock Purchase Agreement (the "Purchase Agreement") dated as of even date by and among ACS, Tyler and BRC.

                  WHEREAS, ACS, Tyler and BRC are parties to the Purchase Agreement pursuant to which Enterprise Solutions has agreed to purchase, and Tyler has agreed to sell, all of the stock of BRC to Enterprise Solutions (the "Purchase");

                  WHEREAS, BRC owns, directly or indirectly, all of the capital stock of Government Records Services, Inc., Title Records Corporation, RTS Holdings, Inc. and PRETS Holdings, Inc. (the "Subsidiaries" and collectively with BRC, the "Company");

                  WHEREAS, Tyler has provided and performed certain Services (as defined herein) for the Company before the Purchase; and

                  WHEREAS, in connection with the Purchase, Tyler and ACS have agreed that Tyler will continue to provide the Services to the Company in order to allow a transition period of such services from Tyler to ACS until the date specified herein;

                  NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I

                                     GENERAL

                        1.1  Services.

                             (a) Services. During the term and subject to the
provisions hereof, Tyler shall provide to the Company the accounting and treasury services specified in Section 3.1 (the "Accounting and Treasury Services") and the employee services specified in Section 3.2 (the "Employee Services") (each of the Accounting and Treasury Services and the Employee Services referred to herein individually as a "Service" and collectively as the "Services").

                             (b) Scope of Services. Tyler shall make available
to the Company the Services described herein, such Services to be of a scope consistent with the provision of such Services by Tyler to the Company prior to the Closing Date.

                             (c) Standard of Services. In providing the Services
hereunder, Tyler shall act (i) as a prudent service provider in the same or similar circumstances and (ii) in accordance with the policies and procedures of ACS as may be established from time to time.

                             (d) Environmental, Health & Safety Standards. In
providing the Services hereunder, Tyler will comply, in all material respects, with all applicable regulatory laws, rules and regulations, the policies and procedures of the Company then in effect, and generally accepted good industry practices, including, without limitation, in each case, those applicable to environmental, health and safety matters.

                        1.2  Term; Termination.

                             (a) This Agreement shall be valid and remain in
effect until June 30, 2001.

                             (b) Notwithstanding anything in this Agreement to
the contrary:

                                 (i) ACS may: (A) without cause, request the
discontinuation of any or all of the Services being provided to it by giving Tyler at least ten (10) days prior written notice of the discontinuation thereof; or (B) immediately terminate this Agreement by written notice to Tyler
(1) in the event of Tyler's voluntary bankruptcy or insolvency, (2) in the event that Tyler shall make any assignment for the benefit of creditors, (3) in the event that a petition shall have been filed against Tyler under any bankruptcy law, corporate reorganization law or any other law for relief of debtors (or other law similar in purpose or effect), which causes Tyler to have its business effectively discontinued in its then present form, or (4) Tyler shall have breached any provision hereof in any material respect (including any breach of Section 1.1(c)) and shall not have cured such breach within 30 days after ACS shall have provided written notice of such breach with reasonable specificity thereof to Tyler; and

                                 (ii) Tyler may immediately terminate this
Agreement by written notice to ACS (A) in the event of ACS's voluntary bankruptcy or insolvency, (B) in the event that ACS shall make any assignment for the benefit of creditors, (C) in the event that a petition shall have been filed against ACS under any bankruptcy law, corporate reorganization law or any other law for relief of debtors (or other law similar in purpose or effect), which causes ACS to have its business effectively discontinued in its then present form, or (D) ACS shall have breached any provision hereof in any material respect and shall not have cured such breach within 30 days after Tyler shall have provided written notice of such breach with reasonable specificity thereof to ACS.

                             (c) In the event of any such termination, ACS shall
remain liable for all accrued fees and expenses payable hereunder to Tyler through the effective date of such termination and any transition period under
Section 1.3.

                             (d) This Agreement may be terminated in accordance
with this Section 1.2 with respect to all Services or a particular Service. If terminated only with respect to a particular Service, this Agreement shall continue in full force and effect with respect to the non-terminated Services.

                             (e) Subject to Section 1.3, once any Service shall
have been terminated in accordance with this Section 1.2, ACS shall have no right to cause Tyler to thereafter provide such Service.

                        1.3 Transition Assistance. In the event this Agreement or any Service provided pursuant to this Agreement is terminated pursuant to
Section 1.2, Tyler shall (i) provide such assistance as ACS may reasonably request in order to facilitate ACS's migration of the terminated Service(s) to an alternative provider and (ii) assist with the migration of non-proprietary or non-confidential data and systems, and related hardware and software infrastructure, to ACS's systems, provided that ACS shall pay the fees for services that continue to be provided in accordance with this Agreement and reimburse all out-of-pocket costs reasonably incurred by Tyler in providing such assistance, and provided further that Tyler's obligation under this Section 1.3 shall not continue for more than 30 days following such termination.

                        1.4 No Ownership Right or License. Except for any such items that are owned by the Company, ACS acknowledges that it is not acquiring by virtue of this Agreement any ownership right or license to any item of equipment or software utilized by Tyler in providing the Services, and that, subject to Section 1.3, its non-exclusive right to use such equipment and software shall cease upon the expiration or termination of this Agreement. ACS further acknowledges that all equipment and software owned or licensed by Tyler and utilized by Tyler in providing the Services shall at all times remain the property of Tyler or of the equipment or software owner, whichever is applicable, and that ACS shall have no right at any time or by any means to copy, reproduce, or make available to any other party any of the equipment, software or related documentation utilized by Tyler in providing the Services. Tyler acknowledges that all data and information related to the Company and processed by Tyler on such equipment and software shall at all times remain the property of the Company and that such data and information shall be subject to the provisions of Section 6.2. Tyler is not acquiring, by virtue of this Agreement or any of the other Seller Transaction Agreements executed in connection herewith, any of the right, title and interest of Enterprise Solutions, BRC, Government Records Services, Inc., Title Records Corporation, RTS Holdings, Inc., or PRETS Holdings, Inc. in any furniture, fixtures, equipment or other assets owned by such entities and used by Tyler in providing the Services under this Agreement.

                        1.5  Indemnification.

                             (a) ACS shall hold harmless and indemnify Tyler and
its affiliates, directors, officers, employees, agents, representatives, shareholders and owners from and against any and all Losses in any way arising out of or related to any breach by ACS of this Agreement.

                             (b) Tyler shall hold harmless and indemnify ACS and
their affiliates, directors, officers, employees, agents, representatives, shareholders and owners from and against any and all Losses in any way arising out of or related to (i) any breach by Tyler of this Agreement (including
Section 1.1(c)), and (ii) the acts or omissions of the Loaned Employees (as hereinafter defined) but only to the extent such act or omission of a Loaned Employee constitutes gross negligence or intentional misconduct.

                             (c) The indemnification obligations contained in
this Section 1.5 shall survive the termination of this Agreement for any reason and continue for a period of one year thereafter.

                                   ARTICLE II

                                FEES AND EXPENSES

                        2.1  Fees and Expenses.

                             (a) The monthly fees payable by ACS to Tyler for
the Accounting and Treasury Services listed in subsection (d) of Schedule 3.1 provided by the Principal Loaned Employees listed on Schedule 3.2, in accordance with Schedule 3.2, shall be $4,000 dollars per month.

                             (b) The monthly fees payable by ACS to Tyler for
the Accounting and Treasury Services listed in subsections (b), (c) and (e) of
Schedule 3.1 provided by the Principal Loaned Employees listed on Schedule 3.2, in accordance with Schedule 3.2, shall be $4,000 dollars per month.

                             (c) Any monthly fees payable by ACS in connection
with the Services listed in subsection (a) of Schedule 3.1 shall be paid directly to Greg Apke.

                             (d) While both this Agreement and the Sublease
Agreement are in effect, the Parties shall be entitled to offset the monthly payments payable by ACS to Tyler pursuant to Sections 2.1(a), (b) and (f), dollar for dollar, against the monthly rents payable by Tyler to Government Records Services, Inc., pursuant to Section 5 of the Sublease Agreement; however, termination or expiration of the Sublease Agreement shall not affect the obligations of ACS to make payments hereunder.

                             (e) All monthly fees payable hereunder shall be
paid within 30 days of receipt of an invoice therefor, subject to the offset rights specified in Section 2.1(d).

                             (f) In addition to the fees specified in Sections
2.1(a) and (b), and to the extent applicable as hereinafter provided in Section 3.2(b), Tyler shall bill ACS monthly at Tyler's Cost for providing the Supplemental Employee Services (hereinafter defined) hereunder. For purposes of this Agreement, "Tyler's Cost" shall mean the sum of (i) the fixed hourly rate of each Supplemental Employee (hereinafter defined) of Tyler who will perform Supplemental Employee Services for the Company pursuant to this Agreement (to be calculated based on that employee's annual salary divided by 2000) times the number of hours such employee devoted to the Company as evidenced by daily time sheets completed and submitted by such employee, plus (ii) 30% of the computation contained in Section 2.1(f)(i) to compensate for the payroll, taxes and employee benefits of such Supplemental Employee, and (iii) all reasonable out of pocket costs incurred by such Supplemental Employee in the performance of duties required by this Agreement.

                             (g) Audit Rights. From time to time and upon
reasonable notice to Tyler and during normal business hours, ACS shall have the right to audit Tyler's records with respect to the fees, costs, and expenses charged to ACS pursuant to this Agreement.

                                   ARTICLE III

                                    SERVICES

                        3.1 Accounting and Treasury Services. During the term hereof, Tyler shall provide any or all of the Accounting and Treasury Services listed on Schedule 3.1 to the Company at ACS's request.

                        3.2  Employee Services.

                             (a) During the term hereof, Tyler shall permit the
Company to utilize on a full-time or part-time basis (as indicated on Schedule 3.2) those Tyler employees listed on Schedule 3.2 (the "Principal Loaned Employees").

                             (b) Upon the reasonable request of ACS, Tyler shall
supplement the personnel listed on Schedule 3.2 (each additional employee a "Supplemental Employee", and, together with the Principal Loaned Employees, the "Loaned Employees") to the extent necessary or appropriate to permit Tyler to comply with this Agreement or as may be requested by the Company (the "Supplemental Employee Services"). The costs associated with such Supplemental Employees shall be billed to ACS in accordance with Section 2.1(f).

                             (c) All Loaned Employees provided by Tyler to the
Company pursuant to this Agreement that are to devote 100% of their time to the Company as set forth on Schedule 3.2 shall report directly and exclusively to ACS, and ACS shall be solely responsible for the direction, supervision, and management of such Loaned Employees and the Services provided thereby. All Loaned Employees provided by Tyler to the Company pursuant to this Agreement that are to devote less than 100% of their time to the Company as set forth on
Schedule 3.2 shall continue to report directly and exclusively to Tyler; provided, however, that ACS shall maintain the responsibility for the direction, supervision, and management of such Loaned Employees and the Services provided thereby while such Loaned Employees are performing services for the Company. ACS may at any time and from time to time request that Tyler remove a Loaned Employee. Tyler shall promptly comply with such request and, upon ACS's request, will use all reasonable efforts to find a suitable replacement for any Loaned Employee.

                                   ARTICLE IV

                                    INSURANCE

                             (a) Tyler shall carry at all times during the term
of this Agreement directly in Tyler's name, insurance of the type, underwritten by the carriers and with aggregate coverage limits of not less than, and related deductible, retention and/or co-payment amounts of not more than those normally and routinely carried by similarly situated entities providing services of the type covered by this Agreement and in conformance with normal industry standards.

                             (b) All insurance policies shall contain waivers by
the insurers of their rights of subrogation, if any, against ACS and the Company. All insurance policies shall name ACS and the Company as additional insureds, and shall include endorsements stating that such policies are primary to any other insurance coverage available through ACS or the Company. All policies shall also be endorsed to provide that the insurance may not be canceled or materially modified without 30 days advance written notice to ACS and the Company. Tyler shall provide ACS with certificates of insurance evidencing the coverage required herein and replacement certificates or policies no less than 30 days prior to the expiration of any policy herein required.

                                    ARTICLE V

                                  MISCELLANEOUS

                        5.1 Reporting. Tyler will provide ACS a monthly billing report on the Services being provided pursuant to this Agreement in such form as ACS shall reasonably request. Tyler shall immediately notify ACS of any injuries, emergencies, hazardous conditions or other unusual occurrences. Details of any occurrence related to environmental, health and safety issues (including details of any injury or accident and details of any occurrence related to environmental compliance) or other unusual occurrences shall also be included in the reports specified herein.

                        5.2  Confidentiality.

                             (a) Tyler shall and shall cause each of its
officers, directors and employees to hold all information relating to the assets and liabilities of ACS and the Company confidential, and shall not disclose any of such information to any party (other than ACS, and their respective employees, agents and designees) for a period of three years from the termination or expiration of this Agreement unless legally compelled to disclose such information; provided, however, that to the extent that any of them may become so legally compelled they may only disclose such information if they shall first have used reasonable efforts to, and if practicable, shall have afforded ACS the opportunity to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be so disclosed.

                             (b) ACS shall and shall cause each of its officers,
directors and employees to hold all information relating to the assets and liabilities of Tyler and its affiliates confidential, and shall not disclose any of such information to any party (other than Tyler and its affiliates and their respective employees, agents and designees) for a period of three years from the termination or expiration of this Agreement unless legally compelled to disclose such information; provided, however, that to the extent that any of them may become so legally compelled they may only disclose such information if they shall first have used reasonable efforts to, and, if practicable, shall have afforded Tyler the opportunity to, obtain an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed.

                             (c) Each Party shall ensure that neither it nor its
officers, directors nor employees will advertise, publish or otherwise disclose the terms of this Agreement without the other Party's prior written approval.

                        5.3  Notice. All notices, requests and other
communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses:

         If to ACS, to:

             ACS
             2828 North Haskell
             Dallas, Texas 75204
             Attn:  General Counsel

             with copy (which shall not constitute effective notice) to:

             Neel Lemon
             Baker Botts L.L.P.
             2001 Ross Avenue
             Dallas, Texas 75201

         If to Tyler, to:

             Tyler Technologies, Inc.
             2800 W. Mockingbird Lane
             Dallas, Texas 75235
             Attn:  General Counsel

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party hereto.

                        5.4 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the Parties hereto with respect to the subject matter hereof and thereof.

                        5.5 Waiver. Any provision of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such provision. No waiver by any Party of any provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other provision of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                        5.6 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party hereto.

                        5.7 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 1.5.

                        5.8 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and assigns. Upon the transfer or sale of all or substantially all of the assets or stock of Tyler, at the election of ACS, Tyler shall cause the obligations of Tyler hereunder to be assumed by the Person or Person to whom such assets are transferred or sold. Tyler shall have no right to sub-contract any of their obligations under this Agreement, without the prior written consent of ACS. In the event of such sub-contract, Tyler shall remain fully liable for performance of their obligations under this Agreement.

                        5.9 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                        5.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                        5.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction.

                        5.12 Disputes. If the Parties are unable to resolve any disagreement, dispute, controversy or claim that may arise out of the transactions contemplated by this Agreement, including, without limitation, the failure to agree upon any item requiring a mutual agreement of the Parties hereunder, they shall resolve the disagreement or dispute as follows:

                             (a) Any of the Parties may refer the matter to the
Chief Financial Officer of ACS and the Chief Executive Officer of Tyler (together the "Officers") by giving the other party written notice (a "Notice"). Within 30 days after delivery of a Notice, the Officers shall meet at a mutually acceptable time and place to exchange relevant information and to attempt to resolve the dispute.

                             (b) If the matter has not been resolved within 60
days after delivery of such Notice, or if the Officers fail to meet within 30 days after delivery of such Notice, either of the Parties may initiate mediation. All negotiations conducted by the Officers pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State Rules of Evidence.

                             (c) In the event a dispute exists between the
Parties and the respective Officers are unable to resolve the dispute, the Parties agree to participate in a non-binding mediation procedure as follows:

                                 (i) A mediator will be selected by having
counsel for each Party agree on a person to act as mediator. The Parties' counsel as well as the Officers of each Party and not more than two other participants from each Party will appear before the mediator at a time and place determined by the mediator, but not more than 60 days after delivery of a Notice. The fees of the mediator and other costs of mediation will be shared equally by the Parties.

                                 (ii) Each Party's counsel will have 45 minutes
to present a review of the issue and argument before the mediator. After each counsel's presentation, the other counsel may present specific counter-arguments not to exceed 10 minutes. The 45-minute and 10-minute periods will be exclusive of the time required to answer questions from the mediator or attendees.

                                 (iii) After both presentations, the Officers
may ask questions of the other side. At the conclusion of both presentations and the question periods, the Officers and their counsels will meet together to attempt to resolve the dispute. The length of the meeting will be as agreed between the Parties. Either Party may abandon the procedure at the end of the presentations and question periods if they feel it is not productive to go further. This mediation procedure is not binding on either Party.

                                 (iv) The duties of the mediator are to be sure
that the above set-out time periods are adhered to and to ask questions so as to clarify the issues and understanding of the Parties. The mediator may also offer possible resolutions of the issue but has no duty to do so.

                             (d) After applying the mediation procedures set
forth above, or if any of the Parties refuses to take part in the mediation process, either of the Parties may pursue any remedies available to it at law or in equity.

                             (e) The provisions of this Section 5.12 shall not
be construed to prevent either of the Parties from instituting proceedings at law or in equity earlier (i) to avoid the expiration of any applicable limitations period, or (ii) where a Party makes a good faith determination that a temporary restraining order or other immediate injunctive relief is the only adequate remedy.

                             (f) The dispute resolution procedures set forth
above shall survive the termination of this Agreement.

                        5.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                        5.14 Relationship Between the Parties. The Parties hereto understand and agree that this Agreement does not make them an agent or legal representative of each other for any purpose whatsoever. No Party is granted, by this Agreement, any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of any other Party, or to bind any other Party in any manner whatsoever. All Parties expressly acknowledge that the relationship between the Parties established by this Agreement is that of independent contractors and no Party or an employee of any Party is an employee, agent, partner, or joint venturer of or with any Party or any of their Affiliates by virtue of this Agreement.

                        5.15 Validity of Documents. The Parties hereto shall be entitled to rely upon the genuineness, validity or truthfulness of any document, instrument or other writing presented in connection with this Agreement unless such document, instrument or other writing appears on its face to be fraudulent, false or forged.

                            [Signature page follows.]

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                                   AFFILIATED COMPUTER SERVICES,
                                   INC.


                                   By:
                                      ---------------------------------------
                                      Name:
                                           ----------------------------------
                                      Title:
                                            ---------------------------------


                                   ACS ENTERPRISE SOLUTIONS, INC.


                                   By:
                                      ---------------------------------------
                                      Name:
                                           ----------------------------------
                                      Title:
                                            ---------------------------------


                                   TYLER TECHNOLOGIES, INC.


                                   By:
                                      ---------------------------------------
                                      Name:
                                           ----------------------------------
                                      Title:
                                            ---------------------------------


                                   BUSINESS RESOURCES CORPORATION


                                   By:
                                      ---------------------------------------
                                      Name:
                                           ----------------------------------
                                      Title:
                                            ---------------------------------

                                  SCHEDULE 3.1


                  (a) Tax services, including without limitation, general tax planning and filing of state and federal income tax returns.**

                  (b) Financial planning and reporting services, including without limitation, the preparation of periodic balance sheets, income statements, budgets, forecasts and monthly management reports.

                  (c) Treasury services, including without limitation, the management of working capital, daily cash position review, movement of cash among accounts, monitoring and resolving daily cash management issues, reporting of balances and cash position to ACS and transition of bank accounts.

                  (d) Payroll services, including without limitation, the preparation and distribution of calendar year 2000 W-2's, W-3's, 1099's, 1096's and 1098s being done by either ADP or BRC.

                  (e) Accounting services, including without limitation, customer billing, accounts payable, receivable and collection management, general ledger accounting and month end closing of books and records of the Company.


**       All tax services are currently being performed by Greg Apke, CPA, an outside consultant to the Company. ACS may continue to utilize Mr. Apke for performing such services and will be billed directly by Mr. Apke. Except for reasonable assistance as may be requested by Mr. Apke from time to time in the ordinary course of business, Loaned Employees will not be directly responsible for the performance of any such Tax Services.

                                  SCHEDULE 3.2


                                           Percentage of Time
                                       Allocated to Providing the
                                           Services Under This
     Employee                                  Agreement                        Responsibilities
     --------                          --------------------------               ----------------
Pam Schneider**                                   50%                           Oversee and provide the services
                                                                                described in Schedule 3.1 (b), (c)
                                                                                and (e)

Kim Young                                         30%                           Provide the services described in
                                                                                Schedule 3.1 (e)

Karen Smith                                       25%                           Provide the services described in
                                                                                Schedule 3.1 (e)

Jamie Ellis                                       50%                           Provide the services described in
                                                                                Schedule 3.1 (d)

Other Designated Payroll Person                   50%                           Provide the services described in
                                                                                Schedule 3.1 (d)

**       Effective January 1, 2001, Donna Allen will be employed 100% of the time by Eastman Software Company. However, Ms. Allen has agreed to reasonably assist Pam Schneider in the performance of services required by this Agreement.

                                                                       EXHIBIT C

                               SUBLEASE AGREEMENT


                  THIS SUBLEASE AGREEMENT (this "Sublease") is entered into as of the 29th day of December, 2000, by and between GOVERNMENT RECORD SERVICES INC., a Texas corporation ("Sublandlord"), and Tyler Technologies, Inc., a Delaware corporation ("Subtenant").

                                   WITNESSETH:

                  WHEREAS, Sublandlord is the lessee of approximately 173,167 square feet of land, including all buildings and improvements situated thereon (the "Premises"), located at 2800 West Mockingbird Lane, Dallas, Texas 75235, and more particularly described in the Master Lease (defined below), pursuant to that certain Lease (the "Master Lease") dated as of the 29th day of September, 2000, by and between William D. Oates and Marilyn Oates, as "Landlord" ("Master Landlord"), and Sublandlord, as "Tenant," which Master Lease is attached hereto as Exhibit A; and

                  WHEREAS, Sublandlord is willing to sublet to Subtenant, on the terms and conditions contained herein, that certain portion of the Premises utilized by employees of Subtenant as of the Sublease Commencement Date (defined below) (such portion of the Premises, the "Subleased Premises").

                  NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

         1. DEFINED TERMS. All capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Master Lease.

         2. SUBLEASED PREMISES; PARKING; USE. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Subleased Premises, on and subject to the terms and conditions contained in this Sublease. Subtenant shall have the non-exclusive use, in common with other building tenants, of up to 10% of the parking spaces in the parking lot adjacent to the Building; provided, that the right to such parking spaces shall be the private privilege of Subtenant and such parking spaces may be used only by Subtenant's directors, officers, agents, employees and invitees for purposes directly related to the use of the Subleased Premises by Subtenant, as described in the immediately following sentence. Subtenant shall use the Subleased Premises only for general office purposes consistent with uses of other office buildings in the immediate vicinity and its use thereof prior to the date of this Sublease, and for no other purpose. Specifically, but without limitation, in no event shall

Subtenant use the Subleased Premises for any use, or in any manner, prohibited by Section 5 of the Master Lease.

         3. TERM. The term of this Sublease (the "Sublease Term") shall commence on December 29, 2000 (the "Sublease Commencement Date"), and shall expire on June 30, 2001. The Subleased Premises shall be delivered to Subtenant in an "as-is" condition.

         4. MASTER LEASE.

                  (a) This Sublease is subject and subordinate to the Master Lease. Except as may be inconsistent with the terms and provisions hereof or as otherwise set forth in subparagraph (c)(iii) below, the terms and provisions of the Master Lease shall be applicable to this Sublease and shall be incorporated into this Sublease as if Sublandlord was the landlord under the Master Lease and Subtenant was the tenant under the Master Lease, except to the extent inconsistent with the agreements and understandings expressed in this Sublease or to the extent prior to the Sublease Commencement Date or after the expiration or termination of the Sublease Term. Where reasonably necessary, the terms of the Master Lease, as incorporated into this Sublease as aforesaid, shall be construed (i) in light of the fact that Sublandlord (unlike Master Landlord) does not own a fee interest in the Premises but only a leasehold interest under the Master Lease, and (ii) in light of the fact that Subtenant shall not occupy the entire Premises but only the portion of the Premises defined as the Subleased Premises. Sublandlord and Subtenant anticipate that Master Landlord's performance in accordance with the Master Lease shall fulfill the equivalent obligation of Sublandlord hereunder, and in the event of Master Landlord's default under the Master Lease, Subtenant's rights shall be limited as provided in the following subparagraph (b) of this Paragraph 4. As between Sublandlord and Subtenant, if the terms of this Sublease conflict with the terms of the Master Lease, then the terms of this Sublease shall control. With respect to this Sublease, Subtenant shall perform and observe all the obligations, covenants and conditions contained in the Master Lease on Sublandlord's part that are incorporated hereinabove by reference and to the extent that the obligations, covenants and conditions apply and accrue from and after the Sublease Commencement Date (but excluding the payment of Total Monthly Rent (as defined in the Master Lease), Additional Rent (as defined in the Master Lease), or any other amounts specified therein; provided that Subtenant shall pay to Sublandlord as rent for the Sublease and use of the Subleased Premises all amounts specified in Paragraph 5 below, which amounts shall be paid in accordance with the terms and provisions thereof). Neither Sublandlord nor Subtenant will cause or allow to be caused any default under the Master Lease. Subtenant hereby indemnifies, agrees to defend (with counsel reasonably satisfactory to Sublandlord) and holds Sublandlord harmless from and against any claim, loss, damage, expense (including without limitation reasonable attorneys' fees and costs) or liability arising under the Master Lease, from and after the Sublease Commencement Date, from or related to Subtenant's failure to perform Subtenant's obligations under this Sublease, including, without limitation, those obligations of Sublandlord pursuant to the Master Lease which are incorporated herein by reference (but excluding the payment of Total Monthly Rent (as defined in the Master Lease), Additional Rent (as defined in the Master Lease), or any other amounts specified therein; provided that Subtenant shall pay to Sublandlord as rent for the Sublease and use of the Subleased Premises all amounts specified in Paragraph 5 below, which amounts shall be paid in accordance with the terms and provisions thereof). Subtenant acknowledges that it has received and reviewed the Master Lease, in the form attached hereto as Exhibit A. Sublandlord has made no representations, warranties or statements to Subtenant regarding the interpretation or application of the terms of the Master Lease, and Subtenant hereby waives any claims related to the same.

                  (b) At Subtenant's written request, Sublandlord will exercise the rights and remedies Sublandlord has under the Master Lease with respect to the Subleased Premises, and at law or in equity, so designated by Subtenant in its request. Such rights and remedies shall be pursued diligently by Sublandlord; however, Subtenant shall be obligated to reimburse Sublandlord for all reasonable out-of-pocket costs incurred by Sublandlord in connection with such exercise, except to the extent such costs are incurred as a result of Sublandlord's breach of the terms of the Master Lease. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall not be deemed in default under this Sublease if Master Landlord fails to perform its obligations under the Master Lease. Subtenant shall indemnify, hold harmless and defend (with counsel reasonably satisfactory to Sublandlord) Sublandlord from and against any claim, loss, damage, expense or liability arising from or in connection with Sublandlord's assertion of rights or pursuit of remedies under the Master Lease at the request of Subtenant. The foregoing notwithstanding, Sublandlord shall not be required to do or perform any act which would constitute a default by Sublandlord under the Master Lease.

                  (c) Notwithstanding anything to the contrary contained in this
Sublease:

                           (i) for the purposes of incorporation of the Master
                  Lease by reference in this Sublease, except as otherwise expressly provided herein, and except to the extent that they are inapplicable or modified by the terms and provisions of this Sublease (a) references in the Master Lease to the "Premises" or "premises" shall be deemed to refer to the Subleased Premises, (b) references in the Master Lease to "Landlord" shall be deemed to refer to Sublandlord under this Sublease, (c) references in the Master Lease to "Tenant" shall be deemed to refer to Subtenant under this Sublease, (d) references in the Master Lease to "this Lease" shall be deemed to refer to this Sublease, and (e) references in the Master Lease to the "Term" of the Lease shall be deemed to refer to the Sublease Term;

                           (ii) the time limits contained in the Master Lease
                  for the giving of notices, making of demands or performing any act, condition or covenant on the part of the Tenant thereunder, or for the exercise by the Tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by three (3) days so that in each instance Subtenant shall have three (3) days less time to observe or perform hereunder than Sublandlord has as the Tenant under the Master Lease; this provision shall not be applicable to any time limit contained in the Master Lease which is less than five (5) days, but in such event such time limit shall be shortened by two (2) days so that in such instances Subtenant shall have two (2) days less time to observe or perform hereunder than Sublandlord has as the Tenant under the Master Lease;

                           (iii) the following parts, provisions and exhibits of
                  the Master Lease are not applicable to this Sublease, and are not incorporated herein by reference:

                                    Sections 2, 3, 6, 11, 12, 13(c), 26, 31 and
                           32.

                           (iv) whenever Master Landlord's consent or approval
                  is required to be obtained under the terms of the Master Lease as a condition to any action, inaction, condition or event by Subtenant permitted hereunder, and Sublandlord anticipates granting its consent thereto, Sublandlord shall cooperate (at no cost or expense to Sublandlord) with Subtenant and promptly request such consent from Master Landlord.

         5. RENT. Subtenant agrees to pay directly to Sublandlord (at the address set forth in Paragraph 6 below) as rental for the lease and use of the Subleased Premises during the Sublease Term the sum of Forty-eight Thousand and No/100 Dollars ($48,000.00). Commencing on the Sublease Commencement Date and continuing thereafter throughout the Sublease Term, Subtenant shall be obligated to pay such sum directly to Sublandlord in six (6) equal monthly installments of Eight Thousand and No/100 Dollars ($8,000.00) on the first day of each calendar month during the Sublease Term, without demand, counter claim or abatement.

                  Notwithstanding the foregoing, while both this Sublease and that certain Transition Services Agreement ("Services Agreement"), dated as of even date herewith, by and between Subtenant, Affiliated Computer Services, Inc., a Delaware corporation ("ACS"), and ACS Enterprise Solutions, Inc., a Delaware corporation ("ACSI"), are in effect, Subtenant shall be permitted to offset against the monthly rental payments payable by Subtenant to Sublandlord pursuant to this Paragraph 5, dollar for dollar, the monthly fee payments payable by ACS and ACSI to Subtenant pursuant to Sections 2.1(a), (b) and (f) of the Services Agreement; provided, however, that termination or expiration of the Services Agreement shall not affect the obligations of Subtenant to make payments hereunder.

                  If the Sublease Commencement Date is other than the first day of a calendar month or if this Sublease expires or terminates on other than the last day of a calendar month, then the installments of rent for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance.

         6. NOTICES. Sublandlord shall promptly forward to Master Landlord any requests or other communications made by Subtenant related to the performance by Master Landlord of its obligations under the Master Lease, provided that such requests or communications are not inconsistent with the rights and benefits of the Subtenant hereunder. Sublandlord shall promptly forward to Subtenant any communication received from Master Landlord related to the Subleased Premises.

                  Any notice, demand, objection, statement or other communication which either party is required or desires to give to the other shall be in writing and shall be delivered either in person, by nationally-recognized overnight courier, or by United States registered or certified mail, return receipt requested, with postage thereon fully prepaid, addressed as follows:

                  If to Sublandlord:    Government Record Services, Inc.
                                        c/o Affiliated Computer Services, Inc.
                                        2828 N. Haskell Ave.
                                        Dallas, Texas  75204
                                        Attn: Mr. David Jarrett

                  with a copy to:       Baker Botts L.L.P.
                                        2001 Ross Avenue
                                        Dallas, Texas 75201-2980
                                        Attn: C. Neel Lemon, III

                  If to Subtenant:      Tyler Technologies, Inc.
                                        2800 W. Mockingbird Lane
                                        Dallas, Texas 75235
                                        Attn: General Counsel

Notices sent by registered or certified mail as required above shall be deemed received on the third (3rd) Business Day following deposit in the mail; notices sent by a nationally-recognized overnight courier shall be deemed received on the Business Day following deposit with the courier; and notice sent by personal delivery shall be deemed received upon receipt. Either party may change its address by furnishing fifteen (15) days prior written notice to the other party of such change.

         7. SUBLANDLORD RESTORATION AND REPAIRS. Without limiting the provisions of this Sublease, as between Sublandlord and Subtenant, Sublandlord shall have no liability or responsibility for maintenance, repairs, rebuilding or restoration of the Subleased Premises. No failure of Master Landlord to provide such maintenance, repairs, rebuilding or restoration shall cause Sublandlord to be in default under this Sublease nor shall Subtenant be entitled to an abatement of rent or to terminate this Sublease unless and to the extent that Sublandlord is entitled to an abatement of rent under the Master Lease or to terminate the Master Lease.

         8. INTERRUPTION OF SERVICES. Without limiting the provisions of Paragraph 4 above, Sublandlord shall have no liability or responsibility for the provision of any services to the Subleased Premises. Rather, Master Landlord will provide such services in accordance with, and only to the extent required by, the terms of the Master Lease. No failure of Master Landlord to provide services, and no interruption in the provision of such services, shall cause Sublandlord to be in default under this Sublease; nor shall Subtenant be entitled to an abatement of rent or to terminate this Sublease.

         9. PEACEFUL ENJOYMENT. So long as Subtenant is not in default hereunder, Sublandlord covenants that Subtenant shall have throughout the Sublease Term, subject to the terms and provisions of this Sublease (and those provisions of the Master Lease incorporated herein), quiet and peaceful possession of the Subleased Premises and enjoy all of the rights herein granted without interference from Sublandlord or anyone acting by, through or under Sublandlord.

         10. CONDITION OF SUBLEASED PREMISES; ALTERATIONS. The Subleased Premises shall be delivered to Subtenant by Sublandlord in its present condition existing on the Sublease Commencement Date. Moreover, Subtenant hereby represents, warrants and agrees that (i) it has made a complete examination and inspection of the Subleased Premises, including any and all improvements constructed and/or equipment or facilities existing therein or thereon, and accepts the same in its current condition, "As-Is", "Where-Is", without recourse to Sublandlord, and (ii) Sublandlord shall have no obligation to complete any improvements whatsoever to the Subleased Premises. SUBLANDLORD MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBLEASED PREMISES OR ANY IMPROVEMENTS, EQUIPMENT, FIXTURES OR FACILITIES CONSTRUCTED OR LOCATED THEREIN OR THEREON. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY, HABITABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED. WITHOUT LIMITATION OF THE FOREGOING, SUBLANDLORD AND SUBTENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE SUBLEASED PREMISES ARE SUITABLE FOR SUBTENANT'S INTENDED COMMERCIAL PURPOSE, AND SUBTENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE SUBLEASED PREMISES OR THE PERFORMANCE BY SUBLANDLORD OF ITS OBLIGATIONS HEREUNDER, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SUBTENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY SUBLANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. Subtenant hereby assumes all risks associated with the Subleased Premises and all improvements, equipment, fixtures or facilities constructed or located therein or thereon (including the present physical condition of any of the foregoing), and agrees to indemnify and hold harmless Sublandlord from and against any claim, loss, damage, expense (including without limitation reasonable attorneys' fees and costs) or liability arising out of or based upon any injury or damage to person or property occurring on the Subleased Premises during the Subtenant's occupancy of the Subleased Premises under this Sublease.

                  Subject to Sublandlord's prior written approval, Subtenant shall have the right, at its sole cost and expense, to make such non-structural improvements, alterations, additions or modifications to the Subleased Premises as may be required by Subtenant for the purpose of conducting its business therein, provided the same are pursuant to plans and specifications approved by Master Landlord (if approval is so required under the Master Lease). Notwithstanding anything to the contrary contained herein, on or before the termination of this Sublease, if Master Landlord requires Sublandlord to restore the Subleased Premises to their condition prior to the making of any improvements, alterations, additions or modifications by Subtenant, Subtenant shall, at its sole cost and expense, promptly remove Subtenant's improvements, alterations, additions or modifications from the Subleased Premises. Notwithstanding anything to the contrary contained herein, Subtenant hereby agrees to indemnify and hold harmless Sublandlord from and against any claim, loss, damage, expense (including without limitation reasonable attorneys' fees and costs) or liability arising out of or based upon any such improvements, alterations, additions or modifications made or undertaken by or on behalf of Subtenant.

         11. SURRENDER OF SUBLEASED PREMISES. Subtenant shall surrender the Subleased Premises on the expiration or earlier termination of this Sublease in the same or better condition as existed on the Sublease Commencement Date, reasonable, ordinary wear and tear and damage by fire or other casualty not required to be repaired by Subtenant pursuant to this Sublease excepted.

         12. EXCLUDED RIGHTS; ADDITIONAL RIGHTS. Subtenant shall have no right to, or cause Sublandlord to, renew the Master Lease, modify the Master Lease, terminate the Master Lease, or expand or, except as expressly provided by Paragraph 10 above, otherwise alter, modify or make any improvements to the Subleased Premises or the Premises. Except as expressly provided to the contrary herein, Sublandlord shall be free to exercise all such rights and remedies without any consent or approval of Subtenant. During the Sublease Term, Subtenant shall have the right to continue to use, consistent with past practices, any of the furniture, fixtures, equipment or other assets owned by Business Resources Corporation, Government Records Services, Inc., Title Records Corporation, RTS Holdings, Inc., or PRETS Holdings, Inc. located within or attached to the Subleased Premises as of the Sublease Commencement Date (the "Reserved Personal Property") and used by Subtenant prior to the Sublease Commencement Date. Subtenant shall not acquire, by virtue of this Sublease or any other agreement executed in connection herewith, any right, title or interest in the Reserved Personal Property or in any other furniture, fixtures, equipment or assets of Business Resources Corporation, Government Records Services, Inc., Title Records Corporation, RTS Holdings, Inc., or PRETS Holdings, Inc. used by Subtenant during the Sublease Term.

         13. INSURANCE. Subtenant shall maintain during the Sublease Term all insurance required of Sublandlord as Tenant in accordance with and pursuant to the Master Lease, which insurance shall name both Master Landlord and Sublandlord as additional insureds or additional loss payees, as appropriate.

         14. WAIVER OF SUBROGATION RIGHTS. Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant each hereby waives any and all rights of recovery, claim, action or cause-of-action, against the other, its agents (including partners, both general and limited), officers, directors, shareholders, customers, invitees, or employees, for any loss or damage that may occur to the Subleased Premises, or any improvements thereto, or any improvements thereon, or any personal property of such party therein, by reason of fire, the elements or any other cause which is actually insured against by Sublandlord or Subtenant or which could be insured against under the coverage of an "All Risk" insurance policy, regardless of cause or origin, including negligence of the other party hereto, its agents, partners, shareholders, officers, directors, customers, invitees or employees, and covenants that no insurer shall hold any right of subrogation against such other party. Sublandlord and Subtenant shall advise insurers of the foregoing waiver and the policies maintained by Sublandlord and Subtenant relating to the Subleased Premises shall include a waiver of each such insurer's rights of subrogation.

         15. INDEMNITIES.

                  (a) Subject to the provisions of Paragraph 14 above, Subtenant shall indemnify, defend and hold harmless Sublandlord and its agents and employees from and against any and all claims, liabilities, damages, losses or expenses (including reasonable attorneys fees) which may be imposed upon or incurred by or asserted against Sublandlord and/or its agents or employees by reason of any negligence or other wrongful act or omission on the part of Subtenant or any of its agents, invitees or employees.

                  (b) Subject to the provisions of Paragraph 14 above, Sublandlord shall indemnify, defend, and hold harmless Subtenant and its agents and employees from and against any and all claims, liabilities, damages, losses or expenses (including reasonable attorneys fees) which may be imposed upon or incurred by or asserted against Subtenant and/or its agents or employees by reason of any negligence or other wrongful act or omission on the part of Sublandlord or any of its agents, invitees or employees.

         16. ASSIGNMENT AND SUBLETTING. Subtenant shall not have any right to assign this Sublease or to sub-sublease any portion of the Subleased Premises to a sub-subtenant or assignee unless such sub-sublease or assignment receives the prior written approval of both Master Landlord and Sublandlord. Section 12 of the Master Lease shall not apply to Subtenant nor to this Sublease. Any attempted assignment or sub-sublease by Subtenant in violation of the terms and covenants of this Paragraph 16 shall be void.

         17. SUBTENANT DEFAULTS. In the event that Subtenant shall default in the performance of any of the terms, covenants and/or conditions (i) of this Sublease (including those portions of the Master Lease incorporated herein by reference) beyond any applicable notice and grace period provided for in the Master Lease and incorporated herein by reference (as shortened by Paragraph 4(c)(ii) hereof), and/or (ii) of the Services Agreement, Sublandlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law, including, without limitation, the remedy of summary proceeding, and also any and all of the rights and remedies specifically provided for in the Master Lease in the event of a default thereunder and incorporated herein by reference.

         18. SUBLANDLORD DEFAULTS. If Sublandlord should fail to observe, perform or comply with any term, provision or condition of this Sublease or the Master Lease to be performed by Sublandlord, and if such failure continues for thirty (30) days (ten (10) days in the event of a failure to pay money) following Sublandlord's receipt of notice thereof from Subtenant or Master Landlord, Sublandlord shall be in default under this Sublease; provided, however, that if such failure is of such a character as to require more than thirty (30) days to cure, Sublandlord shall not be in default unless Sublandlord does not commence such cure within thirty (30) days and thereafter diligently and continuously proceed curing such failure. Upon the occurrence of an uncured default by Sublandlord, Subtenant shall have, as its sole and exclusive remedy, the right to terminate this Sublease.

         19. AUTOMATIC TERMINATION. If the Master Lease expires or is terminated for any reason whatsoever, this Sublease shall terminate automatically, and the parties hereto shall be relieved of all liabilities and obligations hereunder, except for those which accrued prior to such termination.

         20. TERMINATION.

                  (a) Subtenant shall have the right to terminate this Sublease with respect to one of two certain portions of the Subleased Premises (as described immediately below) at any time upon five (5) days written notice to Sublandlord ("Termination Notice"). Subtenant's right to terminate this Sublease with respect to a portion of the Subleased Premises may only be exercised with respect to either (i) the corporate offices and conference rooms utilized by employees of Subtenant and its affiliates or (ii) the computer room that houses computer equipment and other miscellaneous items for the benefit of NationsData.com, Inc. (but does not include any corporate office space or conference rooms).

                  (b) In the event of a termination under subparagraph (a) above with respect to a portion of the Subleased Premises (i.e., either
         (a)(i) or (a)(ii) above), this Sublease shall terminate with respect to the portion of the Subleased Premises specified in the Termination Notice and such specified portion of the Subleased Premises shall be surrendered by Subtenant to Sublandlord in accordance with the terms and provisions of Paragraph 11 above. In such event, the monthly rent obligations set forth in Paragraph 5 shall be reduced to $4,000.00 per month as of five (5) days after the Termination Notice is received by Sublandlord.

                  (c) Upon the termination of all of the Subleased Premises under subparagraph (a) above, the rent under Paragraph 5 above shall abate as of five (5) days after the Termination Notice is received by Sublandlord.

         21. SECURITY. Subtenant shall not be required to deposit any security deposit with Sublandlord, nor shall Subtenant have any right or claim on or against any security deposit made by Sublandlord to Master Landlord.

         22. ATTORNEYS' FEES. In the event Subtenant or Sublandlord places the enforcement of this Sublease, or any part thereof, in the hands of an attorney, and files suit upon the same, the non-prevailing party agrees, to the extent permitted by applicable law, to pay the prevailing party all costs of court and all reasonable attorneys' fees incurred by the prevailing party in such suit.

         23. SUCCESSORS. This Sublease shall be binding upon and inure to the benefit of Sublandlord, its successors and assigns, and shall be binding upon and inure to the benefit of Subtenant, its successors and, to the extent assignment is permitted hereunder, Subtenant's assigns.

         24. ENTIRETY. This instrument and any attached addenda or exhibits signed by the parties hereto constitute the entire agreement between Sublandlord and Subtenant. No prior or contemporaneous promises, inducements, representations or agreements, oral or otherwise, between the parties hereto not embodied herein shall be binding or have any force or effect.

         25. AMENDMENTS. This Sublease may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

         26. BROKERS. Subtenant agrees to indemnify and hold harmless Sublandlord from and with respect to any claims for a brokerage commission, finder's fee or similar payment with respect to this Sublease that is made by any party claiming by, through or under Subtenant. Similarly, Sublandlord agrees to indemnify and hold harmless Subtenant from and with respect to any claims for a brokerage fee, finder's fee or similar payment with respect to this Sublease that is made by a party claiming by, through or under Sublandlord.

         27. COUNTERPARTS. This Sublease may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one (1) agreement.

         28. MISCELLANEOUS.

                  (a) This Sublease is declared to be a Texas contract, and all of the terms hereof shall be construed according to the laws of the State of Texas.

                  (b) Time is of the essence in this Sublease.

                  (c) The terms and provisions of Exhibit A (attached hereto) are hereby incorporated herein and made a part hereof for all purposes.

                  (d) Except to the extent expressly provided to the contrary in this Sublease, all references to days in this Sublease shall refer to calendar days. All references to "Business Days" in this Sublease shall refer to days that national banks are open for business in Dallas, Texas.

                  (e) This Sublease shall not be deemed or construed to create or establish any relationship (other than that of sublandlord and subtenant) or partnership or joint venture or similar relationship or agreement between Sublandlord and Subtenant hereunder.

                  (f) Sublandlord covenants and represents and warrants to Subtenant that (i) the execution and delivery of this Sublease has been duly authorized by all necessary corporate action on the part of Sublandlord, (ii) this Sublease constitutes the valid and binding obligation of Sublandlord, enforceable in accordance with its terms, and (iii) any and all consents and/or approvals of third parties (including, without limitation, that of Marilyn Oates) required for the execution, delivery and performance of this Sublease have been obtained and will be evidenced in writing to be delivered to Sublandlord on or before Friday, January 5, 2001.


               [The signature page follows immediately hereafter.]

                  EXECUTED effective as of the day and year first above written.

                                  SUBLANDLORD:

                                  GOVERNMENT RECORD SERVICES INC.,
                                  a Texas corporation


                                  By:
                                     -----------------------------
                                  Name:
                                       ---------------------------
                                  Title:
                                        --------------------------



                                  SUBTENANT:

                                  TYLER TECHNOLOGIES, INC.,
                                  a Delaware corporation


                                  By:
                                     -----------------------------
                                  Name:
                                       ---------------------------
                                  Title:
                                        --------------------------


                  For purposes of (i) consenting to the provisions, terms and conditions of this Sublease, and (ii) agreeing to obtain the written consent of Marilyn Oates to the same for delivery to Sublandlord on or before Friday, January 5, 2001, William D. Oates, for and as Master Landlord, hereby affixes his signature to this Sublease as of the day and year first above written.



                                  ------------------------------------------
                                    William D. Oates, individually and on
                                    behalf of Marilyn Oates

                                    EXHIBIT A

                                  MASTER LEASE

                                   [attached]





                                       A

                                                                       EXHIBIT D

                            NONCOMPETITION AGREEMENT


                  THIS NONCOMPETITION AGREEMENT is dated as of December 29, 2000 (this "Agreement") and is by and among Tyler Technologies, Inc., a Delaware corporation ("Tyler"), Affiliated Computer Services, Inc., a Delaware corporation ("ACSI"), ACS Enterprise Solutions, Inc., a Delaware corporation ("ACSES," and together with ACSI referred to herein as "ACS"), and Business Resources Corporation, a Texas corporation, or any successor thereof ("BRC").

                             PRELIMINARY STATEMENTS

         A. On December 29, 2000, BRC, Tyler and ACS entered into and consummated that certain Stock Purchase Agreement (the "Purchase Agreement") pursuant to which Tyler agreed to sell and sold, and ACS agreed to purchase and purchased, all of the shares of the outstanding capital stock of BRC, which owns all of the shares of the outstanding capital stock of Government Records Services, Inc., Title Records Corporation, RTS Holdings, Inc. and PRETS Holdings, Inc. (all of which, together with BRC, are herein referred to as the "Corporation").

         B. In order to protect ACS' investment in the Corporation and its business goodwill, Tyler has agreed to enter into this Agreement pursuant to
Section 8.1 of the Purchase Agreement.

         C. Pursuant to the Purchase Agreement and as a further inducement to ACS to consummate the acquisition of the shares of BRC pursuant to the Purchase Agreement, Tyler is executing this Agreement.

         D. All capitalized terms not otherwise defined herein and defined in the Purchase Agreement shall have the meanings attributed thereto in the Purchase Agreement. As used herein, the term "Subsidiary" means an entity as to which a Person owns directly or indirectly 50% or more of the voting power or other similar interests.

         Accordingly, in consideration of the preceding preliminary statements and the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tyler, intending to be legally bound, now agrees as follows:

                             STATEMENT OF AGREEMENT

         1. Conditions and Consideration. The obligations of Tyler and the rights of ACS and the Corporation under this Agreement are contingent on, and will be effective only upon the occurrence of, the Closing of the Purchase Agreement. In consideration for the covenants contained in this Agreement, Tyler acknowledges that its receipt of the Purchase Price is sufficient consideration for the covenants and agreements of Tyler set forth in this Agreement.

         2. Restricted Activity. Except as otherwise provided in Section 8, for purposes of this Agreement, the term "Restricted Activity" shall mean any of (a) the Land Records Business (defined below) and (b) the business of providing software or information management outsourcing services to the Secretary of State of Illinois and to the Recorder of Cook County, Illinois. "Land Records Business" means the business of providing (i) products or services directly or indirectly related to the recording and maintenance of land records (including deeds, mortgages, deeds of trust, and other documents affecting title to real property) to the office of the clerk, recorder or other similar office of county and local governments, including, but not limited to, information management outsourcing services relating to land records management, micrographic reproduction of land records, recreation of land records, and computerized indexing and imaging of land records maintained by those governmental authorities and (ii) title plant update services.

         3. Restricted Area. Except as otherwise provided in Section 8, for purposes of this Agreement, the term "Restricted Area" shall mean the United States of America.

         4. Noncompetition Period. For purposes of this Agreement, the term "Noncompetition Period" shall mean the period commencing on the Closing of the Purchase Agreement and extending to and including five years after the date thereof.

         5. Agreement Not to Compete. Tyler agrees that, except as otherwise provided in Section 8, during the Noncompetition Period it shall not, and shall cause its Subsidiaries not to, directly or indirectly, whether as principal, agent, officer, director, employee, investor, consultant, stockholder, or otherwise, alone or in association with any other Person:

                  (a) carry on, manage, operate, finance, sponsor or become engaged or concerned in, or otherwise take part in, a Restricted Activity in the Restricted Area; or

                  (b) be employed by or render services to, or own, share in the earnings of, or invest in the stock, bonds or other securities of, or lend money or extend credit to, or otherwise directly or indirectly assist, any Person engaged in a Restricted Activity in the Restricted Area.

         6. Agreement Not to Solicit. Tyler agrees that, during the Noncompetition Period, it shall not, and shall cause its Subsidiaries not to, directly or indirectly, whether as principal, agent, officer, director, employee, investor, consultant, stockholder, or otherwise, alone or in association with any other Person:

                  (a) except as may be a part of activities described in Section 8, call upon, solicit, divert, take away or accept business from any principal, agent, supplier, client, customer or other business relationship of the Corporation in connection with a Restricted Activity in the Restricted Area; or

                  (b) solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or an agent of, the Corporation to terminate his or her employment or agency with the Corporation, or to become employed by or affiliated with, Tyler.

         7. Agreement Not to Interfere. Tyler agrees that during the Noncompetition Period it shall not, and shall cause its Subsidiaries not to, directly or indirectly, whether as principal, agent, officer, director, employee, investor, consultant, stockholder, or otherwise, alone or in association with any other Person:

                  (a) divert, or attempt to divert, any person that furnishes goods or services to, or purchases or accepts goods or services produced by, the Corporation from doing business with the Corporation, or attempt to induce any person to cease being or becoming a supplier or customer of the Corporation;

                  (b) divulge, communicate, use or disclose, or permit others to use or disclose, any nonpublic information concerning the Corporation or any business of the Corporation, including, but not limited to, financial data regarding any business of the Corporation;

                  (c) use any name or tradename that the Corporation reasonably determines to be confusingly similar to any of the names or tradenames of the Corporation, for any reason, whether or not in connection with a Restricted Activity; or

                  (d) interfere with the business relationships or disparage the good name or reputation of the Corporation or any business of the Corporation or engage in any conduct that brings the Corporation or any of the business of the Corporation into public ridicule or disrepute.

         8. Exceptions. Notwithstanding any other provision of this Agreement, including Sections 5 and 6, the term "Restricted Activity" does not include:

                  (a) selling, licensing or providing appraisal or tax products or services, including outsourcing services, to governmental authorities or other persons; and

                  (b) selling, licensing or providing the proprietary land records software products of Eagle Computer Systems, Inc. or other Subsidiaries of Tyler, and any modifications, extensions or derivative works thereof, to county and city governmental authorities outside of the State of Texas and Cook County, Illinois; provided, that any license for such software expressly (i) provides that the software may be used solely for the internal business purposes of such county and city governmental authorities outside the State of Texas and Cook County, Illinois, and (ii) prohibits the further sublicense by such governmental authorities to a third party or the use of such software for the purpose of providing processing services to third parties on a "service bureau" basis; and

                  (c) selling, licensing and providing the same products and services included within the definition of "Land Records Business" to those governmental customers of Tyler Subsidiaries (other than the Corporation) that were existing customers for those products and services prior to the Closing Date; and

                  (d) the software sold or licensed by Ram Quest Software, Inc. in any part of the Restricted Area other than the counties included within the Dallas-Fort Worth Standard Metropolitan Statistical Area; and

                  (e) ownership of any Person or group of Persons so long as the combined gross revenues derived by all such Persons from the Restricted Activities do not exceed the lesser of (x) $5 million, or (y) 10% of the combined gross revenues from all lines of business conducted by all such Persons; and

                  (f) investing as a passive investor in any publicly-held entity engaged wholly or in part in a Restricted Activity as long as such investments in such entity do not, in the aggregate, exceed five percent of such entity's total ownership.

         9. Representations and Warranties.

                  Tyler hereby represents and warrants to ACS and BRC that (a) the execution and delivery by Tyler of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action, and (b) this Agreement, when duly and validly executed and delivered by
Tyler: (i) will constitute a valid and binding obligation of Tyler and its Subsidiaries enforceable against Tyler and its Subsidiaries in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies; and (ii) will not conflict with, result in any violation or breach of, or constitute a default under, any term or provision of any license, contract or other agreement to which Tyler or any of its Subsidiaries is a party or by which any of its or their properties or assets are or may be bound.

         10. Reformation.

                  (a) The necessity of protection against competition from Tyler and its Subsidiaries and the nature and scope of such protection has been carefully considered by the parties to this Agreement based upon the consultation with and advice from their respective legal counsel. The parties agree and acknowledge (i) that the duration, scope and geographic areas applicable to the covenants contained in this Agreement are fair, reasonable and necessary, and do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Corporation and ACS' investment therein and its business goodwill, (ii) that adequate compensation has been received by Tyler and its Subsidiaries for such obligations, (iii) that these obligations do not prevent Tyler or its Subsidiaries from earning a livelihood or conducting their remaining businesses, and (iv) that this Agreement is ancillary to the Purchase Agreement.

                  (b) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                  (c) If the automatic reformation provision contained in the preceding subsection for any reason fails or is held to be illegal, invalid or unenforceable, the parties request that the governmental body making such determination interpret, alter, amend and modify the terms of this Agreement to include as much of the scope, time period and geographic area specified in this Agreement as may be possible without rendering any provision of this Agreement illegal, invalid or unenforceable.

                  (d) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity and, enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired.

         11. Relief.

                  (a) Tyler acknowledges and agrees that damages at law would be insufficient for breach by Tyler or any of its Subsidiaries of any of the covenants in this Agreement. Accordingly, Tyler agrees that in the event of a breach by Tyler or any of its Subsidiaries of any provisions of this Agreement, ACS and the Corporation shall be entitled to equitable relief in the form of an injunction to prevent irreparable injury without the necessity to post any bond therefor.

                  (b) Nothing in this Agreement shall be construed as prohibiting ACS and the Corporation from pursuing any other remedies, including damages, for breach or threatened breach of this Agreement. The remedies of ACS and the Corporation under this Agreement are cumulative, not exclusive, and may be exercised alternatively, successively or concurrently. The existence of any claim or cause of action of Tyler or one of its Subsidiaries against ACS and the Corporation, whether based upon this Agreement, the Purchase Agreement or otherwise, shall not constitute a defense to the enforcement of the obligations of Tyler or its Subsidiaries under this Agreement.

         12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by recognized overnight delivery service or facsimile transmission, on the day of such delivery, or if mailed by registered or certified mail (return receipt requested), three days after being mailed, to the parties at such addresses as shall be specified by the parties by like notice from time to time.

         13. Covenants Independent. The covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to any other covenant shall not avoid the occurrence of a breach if such action is taken or condition exists.

         14. Waiver. The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising under this Agreement or of the future performance of any such term, covenant or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties to this Agreement.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to its conflict of laws rules or choice of laws rules.

         16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument even if all parties are not signatories to each counterpart.

         17. Assignment and Binding Effect. This Agreement shall inure to the benefit of and be binding upon ACS, the Corporation, Tyler, Tyler's Subsidiaries and their respective successors and permitted assigns. Tyler, ACS and/or BRC may assign its rights and obligations under this Agreement to any successor thereof, including, without limitation, any entity that acquires all or substantially all of the assets of either of them.

         18. Amendments. This Agreement may not be modified, amended or supplemented except by an agreement in writing signed by ACS, BRC and Tyler.

         19. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties concerning the subject matter discussed in this Agreement and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to such subject matter.

         20. Successors. Tyler shall not, and shall cause its Subsidiaries not to, sell, lease, transfer or otherwise assign all, substantially all, or a majority of its assets, or a majority of its capital stock or other ownership interests, to any third party unless such third party agrees to be bound by all of the provisions of this Agreement but only with respect to the business, company or assets acquired by it and not as to any other business, company or assets then or thereafter owned or operated by such third party prior to any such transaction with Tyler or a Subsidiary thereof.

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the date first above written.



                                      TYLER TECHNOLOGIES, INC.



                                      By:
                                           -----------------------------
                                           Name:
                                                ------------------------
                                           Title:
                                                 -----------------------



                                      AFFILIATED COMPUTER SERVICES, INC.



                                      By:
                                           -----------------------------
                                           Name:
                                                ------------------------
                                           Title:
                                                 -----------------------



                                      BUSINESS RESOURCES CORPORATION



                                      By:
                                           -----------------------------
                                           Name:
                                                ------------------------
                                           Title:
                                                 -----------------------



                                      ACS ENTERPRISE SOLUTIONS, INC.



                                      By:
                                           -----------------------------
                                           Name:
                                                ------------------------
                                           Title:
                                                 -----------------------

                                                                       EXHIBIT E


                               SECOND AMENDMENT TO
                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

                  This Second Amendment to Employment and Noncompetition Agreement (this "Second Amendment") dated as of December 29, 2000, is by and between Tyler Technologies, Inc., a Delaware corporation formerly known as Tyler Corporation ("Tyler"), Business Resources Corporation, a Texas corporation (the "Company"), and William D. Oates ("Oates").

                  WHEREAS, Tyler, the Company and Oates entered into that certain Employment and Noncompetition Agreement, dated as of October 8, 1997 (the "Employment Agreement") in connection with Tyler's acquisition of the Company from Oates;

                  WHEREAS, the Employment Agreement included, in Section 6 thereof, provisions prohibiting Oates from conducting any activities in competition with any "art or business" (as defined therein) of the Company or any of its affiliates during his employment and for a period of three years thereafter;

                  WHEREAS, Tyler, the Company and Oates entered into that certain First Amendment to Employment and Noncompetition Agreement, dated as of September 29, 2000 (the "First Amendment");

                  WHEREAS, the First Amendment added, among other sections,
Section 6A to the Employment Agreement in order to provide that the nonsolicitation and noncompetition provisions set forth in Sections 5 and 6 of the Employment Agreement will not be deemed to have been violated by the acquisition, ownership or operation by Oates or his affiliates of Kofile, Spectrum or the ESI Business or the employment of Richard McDaniel;

                  WHEREAS, Tyler and the Company wish to further amend the Employment Agreement to make clear that such exceptions do not allow Oates, directly or indirectly, to participate in the activities described below, which all parties including Oates acknowledge are and have been conducted by the Company and its subsidiaries during the term of the Employment Agreement and the First Amendment and since the acquisition of the Company and its subsidiaries from Oates; and

                  WHEREAS, Oates is willing to enter into this Second Amendment to amend and clarify the exceptions set forth in the First Amendment, conditioned upon and in consideration of the agreement of Tyler and the Company to more specifically set forth and define the activities that are the subject of the noncompetition covenants between the parties;

                  NOW, THEREFORE, in consideration of the mutual covenants contained in this Second Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                  1. Definitions. All capitalized terms used herein that are not defined herein shall have the same meaning ascribed to them in the Employment Agreement or the First Amendment.

                  2. Consent to McDaniel Hire. Tyler and the Company hereby consent to the hiring of Richard A. McDaniel by eiSolutions, Inc. d/b/a Eastman Software Company ("ESI"), an affiliate of Oates.

                  3. Replacement of Sections 6 and 6A. Section 6 as set forth in the Employment Agreement and Section 6A as set forth in the First Amendment are hereby deleted therefrom in their entirety, and a new Section 6 as set forth below is hereby agreed to and adopted in complete replacement and substitution thereof:

                  "6. Noncompetition Agreement. Oates acknowledges and agrees that the information he has acquired while an employee and a shareholder of Tyler and the Company regarding the Proprietary Information of the Company and the Company Subsidiaries will enable him to injure the Company and the Company Subsidiaries and diminish the value of the investment by Tyler in the Company and the Company Subsidiaries if he should engage in any business that is competitive with the business conducted by the Company and the Company Subsidiaries. Therefore, Oates hereby agrees to the following:

                           "(a) Restricted Activity. Except as otherwise provided in subsection 6(e), for purposes of this Agreement, the term "Restricted Activity" shall mean any of (i) the Land Records Business (defined below) and (ii) the business of providing software or information management outsourcing services to the Secretary of State of Illinois and to the Recorder of Cook County, Illinois. "Land Records Business" means the business of providing (A) products or services directly or indirectly related to the recording and maintenance of land records (including deeds, mortgages, deeds of trust, and other documents affecting title to real property) to the office of the clerk, recorder or other similar office of county and local governments, including, but not limited to, information management outsourcing services relating to land records management, micrographic reproduction of land records, recreation of land records, and computerized indexing and imaging of land records maintained by those governmental authorities and (B) title plant update services.

                           "(b) Restricted Area. Except as otherwise provided in subsection 6(e), for purposes of this Agreement, the term "Restricted Area" shall mean the United States of America.

                           "(c) Noncompetition Period. For purposes of this Agreement, the term "Noncompetition Period" shall mean the period commencing on the date of this Second Amendment and extending to and including three years after the date hereof.

                           "(d) Agreement Not to Compete. Oates agrees that, except as otherwise provided in subsection 6(e), during the Noncompetition Period he shall not directly or indirectly, through any affiliate thereof, including without limitation Kofile, Inc., Spectrum Data, Inc., ESI, or otherwise and whether as principal, agent, officer, director, employee, investor, consultant, stockholder, or otherwise, alone or in association with any other Person: (i) carry on, manage, operate, finance, sponsor or become engaged or concerned in, or otherwise take part in, a Restricted Activity in the Restricted Area; or (ii) be employed by or render services to, or own, share in the earnings of, or invest in the stock, bonds or other securities of, or lend money or extend credit to, or otherwise directly or indirectly assist, any person engaged in a Restricted Activity in the Restricted Area.

                            "(e) Exceptions. Notwithstanding any other provision of this Agreement, including subsection 6(d), the term "Restricted Activity" does not include: (i) selling, licensing and providing the same products and services included within the definition of "Land Records Business" to those governmental customers of Kofile, Inc., Spectrum Data, Inc. and ESI that were existing customers for those products and services prior to the Closing Date; (ii) ownership of any person or group of persons so long as the combined gross revenues derived by all such persons from the Restricted Activities do not exceed the lesser of (A) $2.5 million, or (B) 5% of the combined gross revenues from all lines of business conducted by all such persons; and
         (iii) investing as a passive investor in any publicly-held entity engaged wholly or in part in a Restricted Activity as long as such investments in such entity do not, in the aggregate, exceed five percent of such entity's total ownership."

                  3. Full Force and Effect. Except as clarified hereby, the Employment Agreement and the First Amendment shall remain in full force and effect. All provisions of the Employment Agreement and the First Amendment shall apply to this Second Amendment as if they were set forth in full herein.

                  IN WITNESS WHEREOF, this Second Amendment has been executed by the parties hereto to be effective as of the date first above written.

                                     TYLER TECHNOLOGIES, INC.



                                     By:
                                        ----------------------------
                                     Name:
                                          --------------------------
                                     Title:
                                           -------------------------


                                     BUSINESS RESOURCES CORPORATION



                                     By:
                                        ----------------------------
                                     Name:
                                          --------------------------
                                     Title:
                                           -------------------------



                                     -------------------------------
                                     WILLIAM D. OATES, Individually